                                                        Draft #4
                                                          2/4/94











                   PURCHASE AND SALE AGREEMENT

                              Among

                       CARROLS CORPORATION
                         (as Purchaser)

                               And


                      KIN RESTAURANTS, INC.

                           (as Seller)


                               And


                         MICHAEL OLANDER
                     (as the Seller's Agent)





          Dated as of February 10, [            ], 1994

                        TABLE OF EXHIBITS



Exhibit A      Form of Assignment and Assumption of Lease

Exhibit B      Form of Lease Consent and Estoppel Certificate

Exhibit C      Form of Assumption Agreement

Exhibit D      Form of Opinion of Purchaser's Counsel

Exhibit E      Form of Bill of Sale and Assignment

Exhibit F      Form of Opinion of Seller's Counsel

                             TABLE OF SCHEDULES


A         Restaurants operated by Seller

1.1(a)    Restaurant Equipment

1.1(e)    Leased Assets

1.2(c)    Allocation of Purchase Price Among Separate Classes of Assets

1.3(a)(ii)Real Property Lease Terms

1.3(c)    Parking and Easements Agreements

2.5       Required Consents

2.6(b)    Events or items not reflected in Financial Statements

2.7 (a)   Exceptions to Assets to be Conveyed

2.9(a)    Liens on Leased Real Properties


2.11(b)   Compliance with Employment Laws, etc.

2.11(c)   Seller's Employees and Wages

2.12      Other Contracts

2.13 (a)  Employee Pension Benefit plans

2.13 (b)  Employee Welfare Benefit plans

2.14(a)   Litigation

2.14(c)   Required Licenses

2.15      Environmental Matters

                         PURCHASE AND SALE AGREEMENT


THIS PURCHASE AND SALE AGREEMENT (the "Agreement") made as of February 10,[
  ,] 1994 by and between CARROLS CORPORATION, a Delaware corporation, with its principal office at 968 James Street, Syracuse, New York 13217-6969 ("Purchaser"); KIN RESTAURANTS, INC. a North Carolina corporation having its principal office at 170 Wind Chime Court, Raleigh, North Carolina 27615 ("Seller"), and Michael Olander, with an address at 170 Wind Chime Court, Raleigh, North Carolina 27615,an individual residing at [
           ], as agent for the Seller (the "Seller's Agent"):


                      W I T N E S S E T H:


     WHEREAS, Seller operates the Burger King restaurants identified by address and Burger King Franchise number on Schedule A annexed hereto (each restaurant is hereinafter sometimes referred to individually as a "Restaurant" and collectively as the "Restaurants");

     WHEREAS, Seller is the owner or lessee of certain personal property used or held for use in or in connection with the conduct of business at the Restaurants and Seller is the lessee of certain buildings, other real property and land upon and in which the Restaurants are located (individually, the "Real Property" and collectively, the "Real Properties");

     WHEREAS, Seller proposes to sell, and Purchaser proposes to purchase, the Assets (as hereinafter defined) of Seller;

     WHEREAS, Seller occupies Real Property pursuant to a lease agreement (each, a "Real Property Lease" and, collectively, the "Real Property Leases") with an unaffiliated landlord and proposes to assign to Purchaser, and Purchaser proposes to accept such assignment of Seller's leasehold interest with respect to the Real Property on which the Restaurants are located (each a "Leased Real Property" and, collectively, the "Leased Real Properties");

     NOW, THEREFORE, in consideration of the mutual covenants and conditions herein contained and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties agree as follows:


                            ARTICLE I

                   PURCHASE AND SALE; CLOSING

     SECTION 1.1 Assets To Be Conveyed. Subject to the terms, provisions and conditions contained in this Agreement, and on the basis of the representations and warranties hereinafter set forth, Seller agrees to sell, assign, transfer, convey and deliver to Purchaser at Closing (as hereinafter defined), and Purchaser agrees to purchase and accept the assignment, transfer, conveyance and delivery from Seller at Closing of, all of the following assets used or located in or held for use in connection with the Restaurants operated by Seller

(collectively, the "Assets") free and clear of all mortgages, liens, security interests, encumbrances, equities, claims, pledges, charges, liabilities and other obligations of whatever kind and character (collectively referred to herein as "Liens"):

          (a) Restaurant Equipment. All of the machinery, equipment, furnishings, supplies, uniforms, spare equipment parts and all other personal property (other than Inventory, as hereinafter defined) owned by Seller and used or held for use in, or in connection with, the operation of the Restaurants, including but not limited to the assets set forth in Schedule 1.1 (a) annexed hereto (collectively, "Restaurant Equipment");

          (b) Leasehold Improvements. All fixtures and other leasehold improvements owned by Seller in the Restaurants ("Leasehold Improvements");

          (c) Franchise Agreements. The Burger King Franchise Agreement for the Restaurants (the "Franchise Agreements");

          (d) Inventories. All of the food, related paper products and promotional items owned by Seller or otherwise used or held for use in or in connection with the business being conducted at the Restaurants (collectively, "Inventory");

          (e) Leased Assets. All of the right, title and interest of Seller in any item of personal property which is not owned by it but is leased by it or otherwise is used or held for use, in or in connection with the business being conducted at the Restaurants, including but not limited to, the assets set forth on Schedule 1.1(e) annexed hereto (collectively the "Leased Assets"); and

          (f) Miscellaneous Assets. All of the right, title and interest of Seller in any other asset or property owned, leased, subleased, used or held for use in, or in connection with the business being operated at the Restaurants including, but not limited to, contract rights and other general intangibles.

     SECTION 1.2 Purchase Price for Assets. (a) The Purchase Price (as hereinafter defined,) for the Assets shall be payable at the Closing to Seller's Agent (on behalf of Seller) either (i) by Federal funds bank wire transfer to an account designated by Seller's Agent or (ii) by delivery of one or more certified checks; except, however, the Purchase Price to be paid for the Inventory shall be paid in the manner set forth in Section 1.2(b)(ii) below.

          (b) As used herein, "Purchase Price" shall mean:

                (i) For the Assets of Seller, exclusive of the Inventory, the aggregate sum of One Million Five Hundred Ten Thousand Dollars ($1,510,000);

                (ii) For the Inventory, the amount equal to the cost therefore as charged to Seller by its unaffiliated supplier or vendor. The cost of the Inventory of Seller shall be determined by physical inventories to be taken on the Closing Date in the Restaurants and in any other location where Inventory may be located. Seller and Purchaser shall each have the right to have at least one of its representatives present at the taking of such inventories. The representatives shall submit a written report of the results of such inventories promptly after Closing to both Seller's Agent and Purchaser. Promptly after receiving such report Seller's Agent shall then price the inventories shown on such report by multiplying the physical items by their cost, determined as aforesaid, and Seller's Agent shall submit such priced inventory (the "Priced Inventory Report") to Purchaser. If Purchaser and Seller's Agent are unable to agree upon the purchase price of the Inventory within 10 days after Seller's Agent and Purchaser have received the Priced Inventory Report, such purchase price shall be determined by an independent accounting firm selected by Seller and Purchaser, whose determination shall be final and binding upon Seller and Purchaser. Within 30 days after the final determination of the purchase price for the Inventory, Purchaser shall pay said amount by check to Seller's Agent.

          (c) With respect to the Assets being sold by Seller, the Purchase Price therefor shall be allocated among the separate classes of assets comprising the Assets of Seller in the manner set forth on Schedule 1.2(c) annexed hereto and Seller and Purchaser shall prepare and file their respective tax allocation forms consistent with such allocations.

     SECTION 1.3 Real Properties:   Assignments of Leases; Easements and Parking
Agreements. Subject to the terms, provisions and conditions contained in this Agreement and on the basis of the representations and warranties hereinafter set forth, at the Closing, Seller shall assign to Purchaser all of its leasehold interest in the Leased Real Properties and shall assign, sublease or otherwise transfer to Purchaser all of its right, title and interest in and to all parking and other access agreements or arrangements relating to the Real Properties, as follows:

          (a) Assignment of Real Property Leases. (i) At Closing, Seller shall assign to Purchaser all of Seller's right, title and interest as tenant under the applicable Real Property Lease pursuant to the form of Assignment and Assumption of Lease (the "Lease Assignment") annexed hereto as Exhibit A. The Lease Assignment shall be executed and delivered at Closing by Seller and Purchaser.

                (ii) The expiration dates, monetary terms and renewal terms for each of the Real Property Leases are as set forth in Schedule 1.3 (a)(ii).

          (b) Lease Assignment Consent. At Closing, Seller shall deliver to Purchaser a Consent to Assignment and Estoppel Certificate in the form annexed hereto as Exhibit B (the "Lease Assignment Consent") pursuant to which the respective landlords shall: (i) acknowledge and consent to the applicable Lease Assignment, and (ii) confirm all of the information set forth in the first and last sentences of Section 2.9(b).

          (c) Parking, Easements and Related Agreements. Schedule 1.3(c) annexed hereto with respect to Seller sets forth all written or oral parking leases, easements, agreements, grants, licenses, options and any other agreement (collectively referred to herein as "Easements") pursuant to which Seller is granted, for use in connection with the Restaurants, parking privileges or rights, current or prospective, and/or rights of access of any kind or nature in and to the applicable Real Property. At Closing Seller shall deliver to Purchaser such documentation in form and substance satisfactory to Purchaser and its counsel which effectively assigns or transfers Seller's rights under both recorded and unrecorded Easements to Purchaser (hereinafter individually referred to as an "Easement Assignment", and, collectively, as the "Easement Assignments").

     SECTION 1.4 Assumption of Liabilities

          (a) No Assumption by Purchaser. The parties hereto hereby agree and acknowledge that Seller is not selling, transferring, assigning, delivering or otherwise conveying, and Purchaser is not purchasing, receiving, acquiring or otherwise assuming, any liabilities of Seller, or any of its Affiliates except as specifically set forth in Section 1.4(b) hereof. Purchaser shall neither be liable for any liability or obligation of Seller, or any of its Affiliates nor shall it be required to indemnify Seller, or any of its Affiliates against any liability or obligation other than those so specifically assumed or indemnified, as the case may be.

     Without limiting the generality of the foregoing, Purchaser is not assuming and shall not indemnify Seller, or any of its Affiliates against any liability, obligation, duty or responsibility of Seller, or any of its Affiliates:

                (i) arising from, or out of, the ownership or operations or use of, or incurred in connection with, or incurred as a result of any claim made against Seller, or any of its Affiliates in connection with, any Restaurant, Asset, Real Property, Real Property Lease or Assumed Contract (as hereinafter defined) on or prior to, or relating to any time period prior to 6:00 A.M. on the Closing Date;

                (ii) any Federal, state or local income taxes, transfer taxes, sales taxes or any other kind of tax of whatever kind including, without limitation, any such tax that may arise from or by reason of the transactions contemplated by this Agreement;

                (iii) with respect to any wages, vacation, severance or sick pay or any rights under any stock option, bonus or other incentive arrangement that have accrued as of the Closing Date;

                (iv) with respect to any employment, consulting or similar arrangement to which Seller is a party or for which Seller is responsible;

                (v) with respect to any Plan (as hereinafter defined) whether arising before, on or after the Closing Date; or

                (vi) under any Laws (as hereinafter defined) relating to public health and safety and pollution or protection of the environment, including, without limitation, those relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, or hazardous or toxic materials or wastes into ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants or hazardous or toxic materials or wastes or any materials defined or categorized by any of the above as "Hazardous Materials", "Hazardous Substances", or similar or related designations (collectively referred to herein as "Environmental Laws").

           (b) Assumption of Assumed Contracts.  Seller shall assign to, and
Purchaser shall accept assignment of and assume from and after the Closing Date, all of the rights, obligations and liabilities of Seller attributable to the period after the Closing Date, under the Franchise Agreements, Real Property Leases, Easements and the Other Contracts (as hereinafter defined) (collectively, the "Assumed Contracts").

     SECTION 1.5 Closing; Deliveries

          (a) Date. The closing of the transactions contemplated hereby (the "Closing") shall take place at the offices of the Seller[
 ], (or such other location as shall be agreed upon by the parties) on a date which shall be mutually agreed upon by the parties, but in no event more than 30 days after Burger King Corporation ("Burger King") shall have granted its consent to this transaction (the "BKC Consent Date"), provided, however, that if, through no fault of the parties hereto, all of the conditions to the parties' obligations to close hereunder are not satisfied or waived on the date so designated, the Closing shall be adjourned to a subsequent mutually agreeable date not later than 60 days after the BKC Consent Date (the "Outside Date"), unless further extended by mutual agreement by the parties. The "Closing Date" is the date Closing actually takes place.

          (b) Delivery of Documents. At the Closing, Seller's Agent and Purchaser shall deliver to each other the respective documents and other items set forth in Article V.

     SECTION 1.6 Adjustments. (a) All customary prorations with respect to (i) obligations under the Assumed Contracts; (ii) utility charges and (iii) personal property taxes, shall be adjusted between the parties as of 6:00 A.M. on the Closing Date. Payment, if any, owed by Purchaser to Seller or by Seller to Purchaser by reason of such adjustments shall be made at the Closing (by adjustment of the Purchase Price, if practicable) or as soon as reasonably practicable thereafter.

          (b) Seller shall pay all sales taxes, and transfer taxes, if any, applicable to its transaction at the Closing. Seller shall be responsible for all franchise assignment fees owed to Burger King in connection with the assignment of the Franchise Agreements to Purchaser.

          (c) All "minimum" or "fixed rentals" percentage rentals and any other monetary obligations accruing under the Real Property Leases shall be adjusted for the month in which the Closing occurs.

     SECTION 1.7 Appointment of Seller's Agent. Seller irrevocably appoints and authorizes Seller's Agent to do all such acts and things as agent (and not as principal) on its behalf and to exercise all such rights, powers and privileges in relation to this Agreement as fully and completely as Seller could on its own behalf, together with all such powers as are reasonably incidental thereto. Seller agrees that the foregoing appointment and powers are coupled with an interest and every party acting hereunder shall be entitled to rely on any action taken or omitted by Seller's Agent on behalf of Seller.


                           ARTICLE II

            REPRESENTATIONS AND WARRANTIES OF SELLER

     Seller, jointly and severally, represent, warrant, covenant and agree to and with Purchaser as follows:

     SECTION 2.1 Organization and Corporate Power. Seller is a corporation duly organized, validly existing and in good standing under the Laws of the State of North Carolina and is duly qualified and licensed to do business in the State of North Carolina which is the only jurisdiction wherein the character of the Real Properties and other Assets owned or leased or the nature of the business of Seller makes such licensing or qualification to do business necessary.
Seller has full power and authority (corporate or otherwise) to own its assets, or hold under lease the real property it presently holds under lease including, without limitation, the Real Properties, and to carry on the business in which it is engaged at all locations at which it is presently located including, without limitation, operation of the Restaurants at the Real Properties and to execute and deliver this Agreement and the other documents and instruments to be executed and delivered by Seller, as the case may be, pursuant hereto or in connection herewith (this Agreement and all other agreements, documents and instruments to be entered into pursuant to this Agreement or in connection herewith including all exhibits and schedules annexed hereto and thereto are collectively referred to herein as the "Transaction Documents") and to consummate the transactions contemplated hereby and thereby.

     SECTION 2.2 Governing Instruments. The copies of the Governing Instruments (as defined in Section 10.6) of Seller, and all amendments thereto to date, as certified by the secretary of Seller have heretofore been delivered to Purchaser, and are complete and correct. Seller is not in default in the performance, observance or fulfillment of any of the provisions, terms or conditions of its Governing Instruments.

     SECTION 2.3 Due Authorization. All requisite authorizations for the execution, delivery and performance of this Agreement and the other Transaction Documents by Seller have been duly obtained. The execution and delivery of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the Board of Directors and shareholders of Seller, and no other corporate acts or proceedings on the part of Seller or its shareholders are necessary to authorize the execution and delivery of this Agreement or any of the other Transaction Documents or the consummation of the transactions contemplated hereby or thereby. This Agreement and each of the other Transaction Documents, upon execution and delivery by Seller, will be the legal, valid and binding obligation of Seller, enforceable against it in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency and other laws affecting creditors rights (collectively "Bankruptcy Laws") and subject to general principles of equity affecting the right to specific performance and injunctive relief.

     SECTION 2.4 No Violation. The execution, delivery and performance of this Agreement and the other Transaction Documents by Seller and the consummation by Seller of the transactions contemplated hereby and thereby, do not and at Closing will not: (a) violate its Governing Instruments; (b) violate or conflict with or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under any agreement, indenture, instrument or understanding to which Seller is a party or by which it is bound;
(c) violate any judgment, decree, law, rule or regulation to which Seller is a party or by which it is bound; (d) result in the creation of, or give any party the right to create any encumbrance upon the property and assets of Seller; (e) terminate or modify, or give any third party the right to terminate or modify, the provisions or terms of any agreement or commitment to which Seller is a party or by which Seller is subject or bound; or (f) result in any suspension, revocation, impairment, forfeiture or non-renewal of any permit, license, qualification, authorization or approval applicable to Seller.

     SECTION 2.5 Consents. Schedule 2.5 sets forth a list of all consents, approvals or other authorizations which Seller is required to obtain from, and any filing which Seller is required to make with, any governmental authority or agency or any other Person including, but not limited to, consents required from Burger King (the "Burger King Consents") in connection with the execution, delivery and consummation of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby or thereby (collectively, the "Required Consents").

     SECTION 2.6 Financial Statements. (a) Seller has delivered to Purchaser its Statement of Profit and Loss for each of the Restaurants for the 12 months ended December 31, 1993 and 1992, which financial statements present fairly the financial position of Seller and its subsidiaries (if any) as of the dates thereof and present fairly the results of operations of the Restaurants for the periods covered thereby, in each case in conformity with generally accepted accounting principles consistently applied.

          (b) The financial statements of Seller referred to in Section 2.6(a) (collectively, the "Financial Statements") are true, correct and complete, have been prepared in accordance with generally accepted accounting principles consistently applied and accurately present the results of operations of The Restaurants for the periods covered thereby. The Financial Statements reflect or provide for all material claims against, and all debts and liabilities (of any kind or nature) of, Seller, fixed or contingent, as at the dates thereof and for the periods covered thereby, and Seller knows of no basis for the assertion against it of any liability or obligation of any nature whatsoever, not fully reflected or reserved against in such Financial Statements. There has not been any change between the date of the Financial Statements and the date of this Agreement which has materially affected the financial condition, assets, liabilities, results of operations or business of the Restaurants and, except as set forth in Schedule 2.6(b), no fact or condition exists or is contemplated or threatened which might cause any such change at any time in the future.

          Without limiting the foregoing since January 1, 1994 with, respect to the Restaurants:

                (i) Seller has not incurred any obligation or liability (absolute or contingent) except current liabilities incurred in the ordinary course of conduct of business and obligations under Contracts entered in the ordinary course of business; and

                (ii) Seller has not paid, loaned or advanced any amounts to, or
      sold, transferred, leased, subleased or licensed any Real Properties or
Assets
to, or entered into any agreement or arrangements with, any Affiliate or associate (and any of such transactions shall have been terminated on or before the Closing Date).

     SECTION 2.7 Assets. (a) Seller owns, and will transfer to Purchaser at Closing, good and marketable title to all of its Assets and Assumed Contracts free and clear of all Liens. The Assets of Seller include all of the operating assets used or held for use in or in connection with the business being conducted by Seller at the Restaurants. To the best knowledge of Seller, all the Assets: (i) are, and on the Closing Date will be, in good operating condition and repair, capable of performing the functions for which such items are currently and normally used, normal wear and tear excepted; and (ii) except as set forth in Schedule 2.7(a) annexed hereto, conform, and on the Closing Date will conform, to the standards of Burger King under the terms and conditions set forth in the applicable Franchise Agreements. On the Closing Date, each Restaurant, together with its related Assets and Real Property, taken as a whole, will constitute a fully operable "turn-key" Burger King restaurant sufficient to permit Purchaser to immediately operate the business at such Restaurant as presently being conducted therein.

          (b) Seller will transfer and/or assign to Purchaser at Closing all warranties, if any, with respect to its Assets.

     SECTION 2.8 Inventory. The Inventory of Seller consists, and at Closing will consist, of items of quality and quantity usable or salable in the ordinary course of business. The present quality and quantities of all Inventory of Seller are, and the qualities and quantities of all Inventory outstanding at the Closing will be, reasonable in accordance with the current specifications of Burger King. At Closing, the Inventory at each Restaurant shall be sufficient for the operation of such Restaurant for at least 48 hours after the Closing Date, and in no event will there be excess inventory in relation to normal usage.

     SECTION 2.9 Real Property Leases. (a) Seller has delivered to Purchaser a true and complete copy of the Real Property Lease applicable to it, together with all amendments thereto. To the best of Seller's knowledge, each applicable owner of Leased Real Property has good record and marketable title in fee simple to such real property free and clear of all Liens except as set forth in
Schedule 2.9(a). Seller has no knowledge or information of any facts, circumstances or conditions which do or would in any way adversely affect the Leased Real Property or the operation thereof or the business thereon as presently conducted or as intended to be conducted. At or prior to Closing, Seller shall cause to be discharged of record all Liens against Seller or Seller's interest affecting its Leased Real Property. Each Real Property Lease is valid and binding in full force and effect and enforceable in accordance with its terms. There are no existing defaults or offsets which any of the applicable landlords has against the enforcement of its Real Property Lease by the Seller and neither Seller nor such landlord is in default under the applicable Real Property Lease, nor have any events under any such Real Property Lease occurred which, with the giving of notice or passage of time or both, would constitute a default thereunder by either party thereto.

        (b) To the best of Seller's knowledge, the Real Properties and all improvements located thereon and the present use thereof comply with, constitute a valid non-conforming use, or are operating pursuant to the provisions of a valid variance under all zoning laws, ordinances and regulations of governmental authorities having jurisdiction thereof and, to the best of Seller's knowledge, the construction, use and operation of the Real Properties by Seller are in substantial compliance with all Laws. On or prior to Closing, Seller shall deliver to Purchaser true and complete copies of each certificate of occupancy for each Restaurant and all amendments thereto to date. In the event Seller is unable to provide copies of said certificates, Seller shall deliver documentation from the appropriate municipalities indicating that such certificates are not required or no longer exist in their records. Seller also agrees to indemnify and hold Purchaser harmless for all costs, expenses and damages incurred by Purchaser as a result of Seller's inability to provide Purchaser with said certificates of occupancy. To the best of Seller's knowledge, the Real Properties and the Restaurants located thereon are in a state of good maintenance and repair and are in good operating condition, normal wear and tear excepted, and (i) Seller is not aware of any material physical or mechanical defects in any of the Real Properties or Restaurants, including, without limitation, the structural portions of the Real Properties and Restaurants and the plumbing, heating, air conditioning, electrical, mechanical, life safety and other systems therein and to the best knowledge of Seller and all such systems are in good operating condition and repair (normal wear and tear excepted); and (ii) there are no ongoing repairs to the Real Properties or Restaurants located thereon being made by or on behalf of Seller or being made by or on behalf of any landlord. All necessary occupancy and other certificates and permits, municipal and otherwise, for the lawful use and occupancy of the Real Properties for the purposes for which they are intended and to which they are presently devoted including, without limitation, for the operation of a Burger King restaurant thereon, have been issued and remain valid. There are no pending or threatened actions or proceedings that might prohibit, restrict or impair such use and occupancy or result in the suspension, revocation, impairment, forfeiture or non-renewal of any such certificates or permits. All notes or notices of violation of any Laws, against or affecting any such Real Properties have been complied with. There are no outstanding correcting work orders from any Federal, state, county, municipal or local government, or the owner of the Real Properties or any insurance company with respect to any such Real Properties.

          (c) There are no condemnation or eminent domain proceedings of any kind whatsoever or proceedings of any other kind whatsoever for the taking of the whole or any part of the Real Properties for public or quasi-public use pending or, to the knowledge of Seller, threatened against the Real Properties.

          (d) The Real Properties and all improvements thereon represent all of the locations at which the Seller conducts business relating to the Restaurants and are, now, and at Closing will be, the only locations where any of the Assets are or will be located.

          (e) All water, sewer, gas, electric, telephone and drainage facilities, and all other utilities required by any Law or by the normal use and operation of the Real Properties and the Restaurants located thereon are installed to the property lines of the respective Real Properties, are connected pursuant to valid permits, are fully operable and are adequate to service the Real Properties and the Restaurants located thereon and to permit full compliance with all Laws and normal utilization of the Real Properties and the Restaurants located thereon.

          (f) All licenses, permits, certificates, including, without limitation, proof of dedication, required from all governmental agencies having jurisdiction over the Real Properties, and from any other Persons, for the normal use and operation of the Real Properties and the Restaurants located thereon and to ensure adequate vehicular and pedestrian ingress to and egress from the Real Properties and the Restaurants located thereon have been obtained. The Easements are valid and binding, in full force and effect and enforceable in accordance with their respective terms.

     SECTION 2.10 Franchise Agreements. Seller has delivered to Purchaser a true, complete and correct copy of the Franchise Agreements , including any and all amendments thereto. Seller owns, and at Closing will transfer to Purchaser, its right, title and interest in the Franchise Agreements, free and clear of all Liens. Subject to the written consent of Burger King, which Seller shall obtain and deliver to Purchaser at or prior to the Closing, Seller has the absolute right and authority to sell, assign, transfer and convey the Franchise Agreements. Seller has received no notice of violation with respect to the Franchise Agreements, and Seller does not know or has no reason to know of any event which would give rise to a violation or default under the Franchise Agreements.

     SECTION 2.11 Employment Arrangements. (a) Except as required by Law, Seller has no obligation, contingent or otherwise, under any employment agreement, collective bargaining or other labor agreement, any agreement containing severance or termination pay arrangements, retainer or consulting arrangements, or purchase plan or other employee contract or non-terminable (whether with or without penalty) arrangement.

          (b) Except as set forth on Schedule 2.11(b), within the last five years Seller has not experienced any labor disputes, union organization attempts or any work stoppage due to labor disagreements. Except as set forth on
Schedule 2.11(b), (i) to the best knowledge of Seller, Seller is in substantial compliance with all applicable Laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and is not engaged in any unfair labor practice; (ii) there is no unfair labor practice, charge or complaint against Seller pending or threatened before the National Labor Relations Board; (iii) there is no labor strike, dispute, request for representation, slowdown or stoppage actually pending or threatened against or affecting Seller; (iv) no question concerning representation has been raised or is threatened respecting the employees of Seller; and (v) no grievance which might have an adverse affect on Seller or the conduct of its business nor any arbitration proceeding arising out of or under collective bargaining agreements is pending and no claims therefor exist.

          (c) Schedule 2.11(c) sets forth a true and complete list of (i) the names of all managers and assistant managers employed by Seller at the Restaurants as of the date hereof, the date such individuals were first employed by Seller, how long such individuals have been at the particular Restaurants and the salary payable to such persons and (ii) the names of all other persons employed by Seller at the Restaurants as of the date hereof, and the salary or hourly wage payable to each such person, and (iii) the total number of vacation days accrued by all persons employed by Seller and the total monetary value of such accrued vacation for all such persons. From and after the date hereof, Seller or Olander or any of their respective Affiliates will not remove any management personnel (managers and assistant managers) from the Restaurants or relocate such management personnel to any other restaurants owned or operated by Seller, Olander or their respective Affiliates and at Closing the Restaurants shall have sufficient management and non-management personnel required to run and operate the Restaurants in accordance with Burger King Standards.

     SECTION 2.12 Contracts and Arrangements. (a) Except for the Franchise Agreements, Real Property Leases, Easements, and the Contracts set forth on
Schedule 2.12 hereto (the Contracts set forth on Schedule 2.12 being referred to herein, collectively, as the "Other Contracts"), Seller has no Contract relating to the Restaurants, Assets or Real Properties, including, without limiting the generality of the foregoing, any (i) Contract for the purchase or sale of Inventory; (ii) Contract for the purchase or sale of supplies, services or other items; (iii) Contract for the purchase, sale or lease of any Restaurant Equipment; (iv) Franchise Agreement or license agreement; and (v) employment or consulting agreement or pension, disability, profit sharing, bonus, incentive, insurance, retirement or other employee benefit agreement.

          (b) Seller has delivered to Purchaser a true, complete and correct copy of each Other Contract applicable to it together with all amendments (if oral, a written description of the terms thereof) thereto.

          (c) Seller has performed all obligations required to be performed under each Other Contract relating to its business and is not in breach or default or in arrears in any respect under the terms thereof. Seller has received no notice of the termination of any such Other Contract prior to the expiration of the scheduled term thereof or has knowledge of the intent of a party to any such Other Contract to do the same, nor has any event occurred which, with notice or the passage of time or both, would constitute a default under any such Other Contract. Seller has the right, under the terms of each Other Contract, to assign such Other Contract to Purchaser.

          (d) Seller has given no power of attorney (revocable or irrevocable) to any Person for any purpose whatsoever.

    SECTION 2.13 ERISA. (a) Schedule 2.13(a) Contains a true and complete list of all "employee pension benefit plans" (as defined in section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), including all "multi-employer plans" (as defined in ERISA section 3(37)), and any other stock bonus, pension, or profit sharing plans described in section 401a of the Internal Revenue Code of 1986, as amended (the "Code"), that Seller or any other entity which would be considered in a controlled group or under common control or as a single employer with Seller under ERISA sections 4001(a)(14) or (b) or Code sections 414(b), (c), (m), or (o) presently maintains or is obligated to contribute or had maintained or had an obligation to contribute at any time within the past five years.

          (b) Schedule 2.13(b) contains a true and complete list of all "employee welfare benefit plans" as defined in ERISA section 3(1) and all deferred compensation, stock purchase, stock option, incentive, bonus, vacation, severance (including, without limitation, benefits in the event of a change of ownership in whole or in part, of Seller), disability, hospitalization, medical insurance, child care, educational assistance, or other employee benefit plan, program or arrangement currently maintained by Seller or to which Seller has an obligation to contribute.

          (c) Seller has delivered or made available to Purchaser true and complete copies of all documents, as they may have been amended to the date hereof, embodying or relating to the plans, programs or arrangements described in Section 2.13(a) and (b) (collectively the "Plans").

          (d) There are no actions, audits, suits, or claims pending (other than routine claims for benefits) or, to the knowledge of Seller, threatened, against any Plan or any fiduciary of any Plan or against the assets of any Plan.

          (e) Seller has no obligation to any retired or former employee with respect to, nor made any oral or written representation or communication to any retired or former employee regarding, the provisions of any disability (long or short term), hospitalization, medical, dental or life insurance plans (whether insured or self-insured) or any other "employee welfare benefit" plan as defined in ERISA section 3(1).

     SECTION 2.14 Litigation, Compliance with Laws and Consents. (a) Except as set forth on Schedule 2.14(a), there are no suits, grievances, complaints, charges, inquiries, proceedings, hearings, demands, notices, demand letters, claims, actions, causes of action or investigations before any court, tribunal, governmental or regulatory authority or any other Person (each an "Action" and, collectively, "Actions") now pending, or, to the knowledge of Seller, in prospect or threatened against, Seller or any of its respective officers, directors or partners, at law or in equity, whether or not fully covered by insurance, in connection with the Assets, Real Property Leases, Assumed Contracts, Real Properties, Restaurants, business, affairs, properties or assets of Seller.

          (b) To the best knowledge of Seller, Seller at all times during the past has been, and at Closing, will be, in substantial compliance in all respects with all laws (whether statutory or otherwise) rules, regulations, orders, ordinances, judgments, injunctions, demands, or decrees of any governmental authority (Federal, state, local or otherwise) (collectively "Laws") applicable to its business, affairs, properties or assets. Neither Seller, nor any officer, director or authorized agent of Seller is in default with respect to, and has not been charged or to its knowledge threatened with, nor is under investigation with respect to any violation of any Laws relating to any aspect of its business, affairs, properties or assets including, but not limited to, the Restaurants, Assets, Real Property Leases, Assumed Contracts, and the Real Properties.

          (c) Set forth on Schedule 2.14(c) hereto is a list of all licenses, permits, approvals, permissions, qualifications, consents and other authorizations (collectively "Licenses") which are required to be obtained in connection with the ownership, use or operation of the Restaurants, the Assets, Real Property Leases or the Real Properties ("Required Licenses"). Except as set forth in Schedule 2.14(c), Seller has obtained each of the Required Licenses and each such Required License is and on the Closing Date will be, validly issued and in full force and effect and there are not now, and at Closing shall not be any Actions pending, and to Seller's knowledge, any Actions in prospect or threatened, challenging the Required Licenses.

     SECTION 2.15 Environmental Matters. Except as set forth in Schedule 2.15 annexed hereto: (i) Seller has obtained all Licenses which are required under any Environmental Laws; (ii) to the best of Seller's knowledge, Seller is in substantial compliance with all terms and conditions of the Required Licenses and is also in substantial compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any Environmental Laws or code, plan, order, decree or judgment relating to public health and safety and pollution or protection of the environment or any notice or demand letter issued, entered, promulgated or approved thereunder; (iii) there are no civil, criminal or administrative Actions pending, or to Seller's knowledge threatened, against Seller relating in any way to any Environmental Law or any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder; and (iv) Seller does not know or has any reason to know of, nor has Seller received any notice of any facts, events or conditions which would interfere with or prevent continued compliance with, or give rise to any common law or legal liability under any Environmental Law.

     SECTION 2.16 Insurance Policies. Seller has maintained with financially sound and reputable insurers insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by reputable companies in the same or similar business, of such types and in such amounts (with such deductible amounts) as is customary for such companies under similar circumstances. All of the applicable insurance policies are valid and enforceable and in full force and effect and will be continued in full force and effect up to and including the Closing Date.

     SECTION 2.17 Tax Returns. Seller has filed all Federal income tax returns and all state and local income, franchise and sales tax returns and all real property tax returns and any other tax return which was required to be filed as of the date of this Agreement, and will timely file or obtain extensions of time to file all returns which were not required to be filed prior to the date hereof. The provision for taxes shown on the Financial Statements of Seller was sufficient to satisfy all taxes due and all assessments received by Seller (and all other entities included within the Financial Statements) for all periods ended on or prior to the date of such Financial Statements. As of the date hereof, no taxes are past due, and no tax liabilities have been assessed or proposed which remain unpaid and all current payroll taxes have been paid. Seller is not aware of any basis upon which any assessment of additional Federal, state or local income or other taxes could be made, and Seller has not signed any extension agreement with the Internal Revenue Service or any other governmental agency or given waiver of a statute of limitations with respect to the payment of taxes for periods for which the statute of limitations has not expired. Seller shall be liable for all tax liabilities in connection with the operation of the Restaurants, the Assets, the Real Properties, the Real Property Leases, the Easements and Assumed Contracts, which cover periods prior to the Closing Date. Seller shall be liable for all transfer, sales and similar tax liabilities, if any, in connection with the leasing of the Real Properties under the Real Property Leases, the assignment of the Real Property Leases and the Assumed Contracts, and the transfer of any rights under the Easements. All taxes which Seller is required by law to withhold or collect have been duly withheld or collected and to the extent required have been paid over to the proper governmental authorities on a timely basis or reflected as an obligation on the current Financial Statements of the applicable Seller.

     SECTION 2.18 Adverse Restrictions. Seller is not subject to any charter, by-law, Lien, lease, agreement, instrument, order, judgment or decree, or any other restriction of any kind or character, or, any law (currently in existence or adopted on or before the Closing Date), rule or regulation, which now is or in the future could be burdensome or which could affect materially adversely the Restaurants or the business conducted therein, Assets, Real Properties, Real Property Leases, the Easements or Assumed Contracts. The execution and delivery of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereunder and thereby will not result in the violation or breach of, default or the creation of any Lien under any of the aforesaid.

    SECTION 2.19 Brokers. No broker, finder or selling agent has had a part in bringing about any of the transactions contemplated by this Agreement or the other Transaction Documents (including, but not limited to, the leasing of the Real Properties and the assignment of the Real Property Leases) and no commission or other fee is due to any party in connection with the transactions contemplated by this Agreement or the other Transaction Documents.

     SECTION 2.20 Material Information. The Financial Statements, this Agreement, the other Transaction Documents and any exhibit, schedule, certificate, or other information, representation, warranty or other document furnished or to be furnished by Seller to Purchaser pursuant to or in connection with any of the foregoing, do not (i) contain, nor will the same contain, any untrue statement of a material fact; or (ii) omit, nor will the same omit, or fail to state, a material fact required to be stated herein or therein or which is necessary to make the statements herein or therein not misleading.

     SECTION 2.21 Continuing Representations. The representations and warranties of Seller herein contained shall be true and correct on and as of the Closing Date with the same force and effect as if made on and as of that date.


                           ARTICLE III

           REPRESENTATIONS AND WARRANTIES OF PURCHASER

     Purchaser represents, warrants, covenants and agrees to and with Seller that:

     SECTION 3.1 Organization and Corporate Power. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Purchaser has full power and authority (corporate and other) to execute and deliver this Agreement and the other Transaction Documents to be executed and delivered by Purchaser pursuant hereto or in connection herewith and to consummate the transactions contemplated hereby and thereby.

     SECTION 3.2 Certificate of Incorporation and By-Laws. Copies of the Certificate of Incorporation and By-Laws of Purchaser and all amendments thereto to date, as certified by the Secretary of Purchaser, have heretofore been delivered to Seller's Agent by Purchaser, and are complete and correct as of the date of this Agreement and will be complete and correct as of the Closing Date. Purchaser is not in default in the performance, observance or fulfillment of any of the terms or conditions of its Certificate of Incorporation or By-Laws.

     SECTION 3.3 Due Authorization. All requisite authorizations for the execution, delivery, performance and satisfaction of this Agreement and the other Transaction Documents by Purchaser have been duly obtained. The execution and delivery of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the Board of Directors of Purchaser and no other corporate acts or proceedings on the part of Purchaser or its shareholders are necessary to authorize the execution and delivery of this Agreement or any of the other Transaction Documents or the consummation of the transactions contemplated hereby or thereby. This Agreement and each of the other Transaction Documents,
      upon execution and delivery by Purchaser, will be the legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except as enforcement thereof may be limited by Bankruptcy Laws and subject to the general principles of equity affecting the right to specific performance and injunctive relief.

     SECTION 3.4 No Violation. The execution, delivery and performance of this Agreement and the other Transaction Documents by Purchaser and the consummation by Purchaser of the transactions contemplated hereby and thereby will not (a) violate its Certificate of Incorporation or By-Laws; (b) violate or conflict with or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under any agreement, indenture, instrument or understanding to which Purchaser is a party or by which it is bound; (c) violate any judgment, decree, law, rule or regulation to which Purchaser is a party or by which it is bound; (d) terminate or modify, or give any third party the right to terminate or modify, the provisions or terms of any agreement or commitment to which Purchaser is a party or by which Purchaser is subject or bound; or (e) result in any suspension, revocation, impairment, forfeiture or non-renewal of any license, qualification, authorization or approval applicable to Purchaser.

     SECTION 3.5 Consents. Except for the Burger King Consents, the consent of Heller Financial, Inc. (Purchaser's senior lender) and any filings that Purchaser may be required to make with the Securities and Exchange Commission, Purchaser is not required to obtain any consents, approvals or other authorizations or to make any filing with any governmental authority or agency or any other Person in connection with the execution, delivery and consummation of this Agreement and other Transaction Documents and the consummation of the transactions contemplated hereby and thereby.

     SECTION 3.6 Brokers. No broker, finder or selling agent has had a part in bringing about any of the transactions contemplated by this Agreement or the other Transaction Documents (including, but not limited to, the leasing of the Real Properties and the assignment of the Real Property Leases) and no commission or other fee is due to any party in connection with the transactions contemplated by this Agreement or the other Transaction Documents.

     SECTION 3.7 Material Information. This Agreement, the other Transaction Documents and any exhibit, schedule, certificate or other information representation, warranty or other document furnished or to be furnished by Purchaser to Seller do not (a) contain, nor will the same contain, any untrue statement of a material fact; or (b) omit, nor will the same omit or fail to state, a material fact required to be stated herein or therein or which is necessary to make the statements herein or therein not misleading.

     SECTION 3.8 Continuing Representations. The representations and warranties of Purchaser herein contained shall be true and correct on and as of the Closing Date with the same force and effect as if made on and as of that date.

                           ARTICLE IV

                    COVENANTS OF THE PARTIES

    SECTION 4.1 Access to Records and Properties Prior to the Closing Date. Between the date of this Agreement and the Closing Date, Seller shall give Purchaser, its directors, officers, employees, accountants, counsel and other representatives and agents ("Representatives") reasonable access to the premises, properties, books, financial statements, Contracts, records of Seller relating to the Restaurants, the Assets, Real Properties, Real Property Leases, the Easements and Assumed Contracts, and shall furnish Purchaser with such financial and operating data and other information with respect to the business and properties of Seller as Purchaser shall from time to time reasonably request for such purposes as Purchaser shall require. Any such investigation or examination shall be conducted at reasonable times and upon reasonable notice to Seller's Agent. Notwithstanding inspections, audits or other studies undertaken by or on behalf of Purchaser hereunder or any other due diligence investigation undertaken by or on behalf of Purchaser, Seller shall not be relieved in any way of responsibility for their warranties, representations and covenants set forth in this Agreement.

     SECTION 4.2 Operation of the Business of Seller. (a) Between the date of this Agreement and the Closing Date, Seller shall conduct the operation of the Restaurants in the ordinary and usual course of business, consistent with past practices and will use its best efforts to preserve intact the present business organization with respect to the Restaurants, to keep available the services of its officers and employees, and to maintain satisfactory relationships with landlords, franchisors, dealers, licensors, licensees, suppliers, contractors, distributors, customers and others having business relations with it and the Restaurants and will maintain the Restaurants, Real Properties, and Assets in a condition conducive to the operation of the business currently carried on therein.

          (b) Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement or with the prior written consent of Purchaser, Seller will not:

                (i) Keep and maintain its books of account and records other than in accordance with generally accepted accounting principles consistent with past practices;

                (ii) Amend or restate any Governing Instrument, the Real Property Leases, the Franchise Agreements or any other material Contract;

                (iii) (A) Increase in any manner the compensation of any of the employees at any of the Restaurants other than in the ordinary course of business, consistent with past practices;
(B) pay or agree to pay any pension, retirement allowance or other employee benefit not required or permitted by any Plan, whether past or present; or (C) commit itself in relation to the Restaurants, the employees at the Restaurants or the Real Properties, to any new or renewed Plan with or for the benefit of any Person, or to amend any of such Plans or any of such agreements in existence on the date hereof;

                (iv) Permit any of its insurance policies to be canceled or terminated or any of the coverage thereunder to lapse, unless simultaneously with such termination, cancellation or lapse, replacement policies are in full force and effect providing coverage, in form, substance and amount equal to or greater than the coverage under those canceled, terminated or lapsed for substantially similar premiums;

                (v) Enter into any other Contracts whether written or oral which, individually or in the aggregate, would be material to the Restaurants, Assets, Real Properties, Real Property Leases, the Easements or the Assumed Contracts, except Contracts for the purchase, sale or lease of goods or services in the ordinary course of business consistent with past practice and not in excess of current requirements, or otherwise make any material change in the conduct of the businesses or operations of Seller;

                (vi) Take any action which would result in any of the representations or warranties contained in this Agreement or the other Transaction Documents not being true at and as of the time immediately after such action at and as of the Closing Date, or in any of the covenants contained in this Agreement or other Transaction Documents becoming unperformable or which would have a materially adverse impact on the transactions contemplated hereby or thereby;

                (vii) Operate the Restaurants or otherwise engage in any practices which would materially affect sales at the Restaurants; or

                (viii) Agree (in writing or otherwise) to do any of the foregoing.

     SECTION 4.3 Supplements to Disclosures. Prior to the Closing Date, Seller will promptly supplement or amend the information set forth herein and in the Schedules and Exhibits referred to herein with respect to any matter hereafter arising which, if existing or occurring at or prior to the date of this Agreement, would have been required to be set forth or described herein or in a Schedule or Exhibit or which is necessary to correct any information herein or in a Schedule or Exhibit or in any representation and warranty, which has been rendered inaccurate thereby.

     SECTION 4.4 No Other Asset Sales. From the date hereof until the Closing Date, Seller shall not, directly or indirectly and whether by means of a sale of assets, sale of stock, merger or otherwise:

          (a) sell, transfer, assign or dispose of, or offer to, or enter into any Contract to sell, transfer, assign or dispose of, the Assets or any interest therein, except for normal operations in the ordinary course of business; or

          (b) encourage, initiate or solicit any inquiries or proposals by, or engage in any discussions or negotiations with, or furnish any non-public information to any Person concerning any such transaction and Seller's Agent shall promptly communicate to Purchaser the substance of any inquiry or proposal concerning any such transaction which may be received.

     SECTION 4.5 Regulatory Filings and Consents. From the date hereof until the Closing Date, each of the parties hereto shall furnish to the other party hereto such necessary information and reasonable assistance as such other party may reasonably request in connection with its preparation of necessary filings or submissions to any governmental agency and Seller shall use its best efforts to obtain all Licenses and Required Consents from third parties necessary to consummate the transactions contemplated by this Agreement and the other Transaction Documents. Each party shall furnish to the other copies of all correspondence, filings or communications (or memoranda setting forth the substance thereof) between Purchaser, Seller, or any of their respective Representatives and agents, on the one hand, and any government agency or authority or third party, or members of the staff of such agency or authority or third party, on the other hand, with respect to this Agreement and the other Transaction Documents and transactions contemplated hereby and thereby.

     SECTION 4.6 Announcements; Confidentiality. (a) From the date of this Agreement until Closing, except as required by Law and except as is necessary to consummate the transactions contemplated herein and in the Transaction Documents, no announcement of the existence or terms of this Agreement or the other Transaction Documents or the transactions contemplated hereby and thereby shall be made publicly or to the employees or customers of Seller, by any party to this Agreement or any of its respective Representatives without the advance written approval of the other parties.

          (b) Purchaser, on the one hand, and Seller and Seller's Agent, on the other hand, each shall hold in strict confidence, and shall use their best efforts to cause all their Representatives to hold in strict confidence, unless compelled to disclose by judicial or administrative process, or by other requirements of law, all confidential and proprietary information (collectively, "Confidential Information") concerning Seller and Seller's Agent (in the case of Purchaser) and Purchaser (in the case of Seller and Seller's Agent) which is created or obtained prior to, on or after the date hereof in connection with the transactions contemplated hereby, and Purchaser, Seller and Seller's Agent each shall not use or disclose to others, or permit the use or disclosure of, any such information created or obtained except to the extent that such information can be shown to have been (i) previously known by Purchaser, and Seller or Seller's Agent, as the case may be; and (ii) in the public domain through no fault of a party or any of its Representatives, and will not release or disclose such information to any other Person, except its officers, directors, employees, Representatives and lending institutions who need to know such information in connection with this Agreement.

          (c) If the transactions contemplated by this Agreement are not consummated, such confidence shall be maintained except (i) as required by law or (ii) to the extent such information comes into the public domain through no fault of a party or any of its Representatives.

     SECTION 4.7 Limitation of Seller, Actions After Closing. From and after the Closing and thereafter so long as the provisions of Article VII are still applicable, neither Seller nor Seller's Agent shall, without the prior written consent of Purchaser: (i) engage in any business which would adversely affect the value of Purchaser's business; or (ii) take any other action or fail to take any action, or allow the occurrence of any event, with respect to Seller's assets, including without limitation, the Real Properties, which could be reasonably expected to materially and adversely affect Seller's ability to indemnify, defend and hold harmless Purchaser and its officers, directors and shareholders from and against Damages (as hereunder defined) pursuant to Article VII.

     SECTION 4.8 Bulk Sales.   Purchaser hereby waives compliance by Seller with
the provisions of the North Carolina Uniform Commercial Code Bulk Sales laws. Seller hereby agrees to pay and discharge, promptly when due, all claims of creditors which may be asserted against Purchaser by reason of such noncompliance. Purchaser also hereby waives compliance by Seller with the provisions of any applicable bulk sales state or local tax laws in effect in the state of North Carolina. The bulk sales laws referred to in Sections 4.8(a) and
(c) hereof are referred to herein, collectively, as the "Bulk Sales Laws".

     SECTION 4.9 Financial Statements and Reports. Between the date hereof and the Closing Date, Seller's Agent shall deliver to Purchaser:

          (a) within five business days after the end of each calendar month, a written statement, certified by Seller's Agent, of the Gross Sales of each Restaurant for that month; and

          (b) within five business days of their availability, such financial statements relating to each Restaurant as may be prepared by Seller, which shall be prepared on a basis consistent with past practices.

     SECTION 4.10 Environmental Matters. (a) Seller shall, at its sole cost and expense, obtain current "Level-One" or "Phase I" environmental site assessments (hereinafter "Phase I's") for each of the Real Properties, which shall be conducted by a reputable, licensed environmental services company (the "Environmental Company"). The Environmental Company shall be selected by Purchaser subject to the reasonable approval of Seller. The Phase I's shall be prepared by the Environmental Company so that they may be relied upon by both
      Seller and Purchaser.
                (b) In the event any of the Phase I's shall recommend that a "Level-Two" or "Phase II" environmental site assessment (hereinafter "Phase II's") be performed, or shall disclose any environmental conditions which Purchaser, in its reasonable discretion, believes should be investigated further, Seller, at its sole cost and expense, shall cause Phase II's for each Real Property so affected to be performed by the Environmental Company.

          (c) In the event that a Phase II shall identify a Real Property which is affected by an environmental condition which requires abatement or remediation (an "Environmentally Damaged Restaurant"), Purchaser shall have the option, to be exercised within ten days of receipt of such Phase II, to: (i) require Seller to promptly perform the remediation at Seller's sole cost and expense; or (ii) elect to have the Environmentally Damaged Restaurant and the Real Property upon which such Restaurant is located, and all other Assets relating to such Restaurant, withdrawn from this transaction, whereupon the purchase price for the Assets shall be reduced by an amount (referred to herein as the "Damage Credit") which shall be determined by Purchaser and Seller's Agent by taking into account the sales, profitability and location of such Restaurant, as well as any other relevant material facts or factors related to the value of such Restaurant, the Assets related thereto or the Real Property upon which it is located. In the event Purchaser and Seller's Agent are unable to agree upon the Damage Credit, such dispute shall be submitted to arbitration under the rules of the American Arbitration Association in New York, New York. In the event Purchaser elects to require Seller to perform the necessary remediation at such Restaurant, the Closing shall occur pursuant to this Agreement except a portion of the purchase price equal to the Damage Credit shall be held in escrow by the attorneys for Purchaser pending completion of such remediation. In the event such remediation is not completed within 90 days after the date Purchaser has elected to have Seller proceed with such remediation, Purchaser shall have an additional option to withdraw the Environmentally Damaged Restaurant from this transaction, exercisable within 30 days from date Purchaser's additional option shall arise, whereupon the Damage Credit shall immediately be paid to Purchaser.

          (d) In the event that the Phase II's shall identify two or more Real Properties affected by environmental conditions requiring remediation or abatement, Purchaser shall have the option to terminate this Agreement, which option shall be exercisable within 20 days from the date Purchaser shall have received the Phase II's disclosing such conditions. In the event Purchaser shall not elect to terminate this Agreement, the provisions of Section 4.10(c) above shall apply to each Restaurant so affected.

     SECTION 4.11 Employee Benefit Matters. (a) No later than seven days after the Closing Date, Seller shall discharge and satisfy in full (and provide evidence thereof to Purchaser) any liabilities it may have with respect to any wages, vacation, severance or sick pay, or any rights under any stock option, bonus or other incentive arrangements of its employees which shall have accrued as of the Closing Date. For the purposes hereof, such accrued liabilities shall be determined as if Seller does not terminate the employment of its employees on the Closing Date.

          (b) Seller shall assume full responsibility and liability for offering and providing "continuation coverage" to any employee of Seller, and to
      "qualified beneficiaries" of any employee of Seller or to any qualified beneficiary who incurs a multiple qualifying event after the Closing Date provided that the employee or "qualified beneficiary" incurs a "qualifying event" prior to the Closing Date. The continuation coverage shall be provided under a group health plan of Seller or an affiliate of Seller. The type of coverage shall be that described in Section 4980B(f)(2)(A) of the Code. The continuation coverage shall be provided for the period described in Section 4980B(f)(2)(A) of the Code. "Continuation coverage", "qualified beneficiaries", and "qualifying event" have the meanings given such terms under Section 4980B of the Code. Seller hereby agrees to indemnify, defend and hold Purchaser harmless from and against any "Damages" (as defined in Section 7.2(a) below) arising out of Seller's failure to offer the continuation coverage described herein.

     SECTION 4.12 Access to Restaurants Prior to Closing. Within 48 hours prior to the Closing Date, Seller shall give Purchaser and its Representatives access to the Restaurants for the purposes of facilitating Purchaser's conversion of the cash register systems. Such access by Purchaser shall be upon reasonable prior notice and Purchaser agrees to use best efforts to conduct said activities in such manner so as not to unreasonably interfere with the operation of Seller's business. To the extent there is storage space available at the Restaurants and the same shall not cause undue burden on Seller, Purchaser may also, at its sole risk, store its register equipment at the Restaurants.

     SECTION 4.13 Covenants of Michael Olander. By his signature at the end of this Agreement, Michael Olander agrees to observe and be bound by the provisions of Sections 4.4, 4.6, 4.7, 10.1, 10.8, 10.11 and Article VIII hereof.


                            ARTICLE V

              CONDITIONS TO OBLIGATIONS OF PARTIES


     SECTION 5.1 Conditions to the Obligations of Seller and Purchaser. The obligations of Purchaser and Seller to consummate the transactions contemplated by the Transaction Documents are subject to the satisfaction at or prior to the Closing of the following conditions, except to the extent that any such condition may have been waived in writing by both Seller's Agent and Purchaser at or prior to the Closing:

          (a) Impediments to Closing. No Actions shall have been instituted or shall be pending or threatened which questions the validity or legality of this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby and which could reasonably be expected to damage materially the business or assets of Seller if the transactions contemplated hereby or thereby are consummated. No injunction, decree or order shall be in effect prohibiting consummation of the transactions contemplated by this Agreement or the other Transaction Documents or which would make the consummation of such transactions unlawful and no Actions shall have been instituted and remain pending to restrain or prohibit the transactions contemplated by this Agreement and the other Transaction Documents.

     SECTION 5.2 Conditions to the Obligations of Seller.  The obligations of
      Seller to consummate the transactions contemplated hereby and by the other
Transaction Documents are subject to the satisfaction at or prior to the Closing of the following conditions, except to the extent that any such condition may have been waived in writing by Seller's Agent at or prior to the Closing:

          (a) Representations, Warranties and Performance. The representations, warranties, covenants and agreements of Purchaser contained in this Agreement and the other Transaction Documents or otherwise made in writing by it or on its behalf pursuant hereto or otherwise made in connection with the transactions contemplated hereby or thereby shall be true and correct at and as of the Closing Date, with the same force and effect as if made at and as of the Closing Date; the Purchaser shall have performed or complied with all agreements and conditions required by this Agreement and the other Transaction Documents to be performed or complied with by it on or prior to the Closing Date; and Seller's Agent shall have received a certificate to the foregoing effect dated the Closing Date in form satisfactory to him signed by an officer of Purchaser.

          (b) Governing Instruments, etc. Seller's Agent shall have received a certificate, dated the Closing Date, of the Secretary or Assistant Secretary of Purchaser certifying, among other things, that attached or appended to such certificate (i) is a true and correct copy of its Certificate of Incorporation and all amendments, if any, thereto as of the date thereof; (ii) is a true and correct copy of its By-laws; (iii) is a true copy of all corporate actions taken by it, including resolutions of its board of directors authorizing the execution and delivery of this Agreement and each other Transaction Document to be delivered by it pursuant hereto and the consummation of the transactions contemplated hereby and thereby; and (iv) are the names, the signatures of its duly elected or appointed officers who are authorized to execute and deliver this Agreement, and any certificate, document or other instrument in connection herewith.

          (c) Payment of Purchase Price. Purchaser shall have tendered to Seller's Agent the Purchase Price payable at Closing in accordance with Section 12(a).

          (d) Assumption of Assumed Contracts. Seller shall have received from Purchaser an Assumption Agreement substantially in the form annexed as Exhibit C hereto.

          (e) Opinion of Counsel. Seller's Agent shall have received an opinion of counsel for Purchaser, as of the Closing Date, substantially in the form annexed as Exhibit D hereto.

     SECTION 5.3 Conditions to Obligations of Purchaser. The obligations of Purchaser to consummate the transactions contemplated hereby and by the other Transaction Documents are subject to the satisfaction at or prior to the Closing of the following additional conditions, except to the extent that any such condition may have been waived in writing by Purchaser at or prior to the
Closing:

          (a) Representations, Warranties and Covenants. The representations, warranties, covenants and agreements of Seller contained in this Agreement and the other Transaction Documents, or otherwise made in writing by it or on its behalf pursuant hereto or otherwise made in connection with the transactions
      contemplated hereby or thereby shall be true and correct at and as of the
Closing Date with the same force and effect as though made on and as of the Closing Date; Seller shall have performed or complied with all agreements and conditions required by this Agreement and the other Transaction Documents to be performed or complied with by it on or prior to the Closing Date; and Purchaser shall have received certificates to the foregoing effect dated the Closing Date in form satisfactory to Purchaser signed by the Chief Executive Officer of Seller.

          (b) Governing Instruments, etc. Purchaser shall have received a certificate, dated the Closing Date, of the Secretary or Assistant Secretary of Seller certifying, among other things, that attached or appended to such certificate (i) is a true and correct copy of each Governing Instrument and all amendments if any thereto as of the date thereof; (ii) is a true copy of all corporate actions taken by it, including resolutions of its board of directors and shareholders authorizing the execution and delivery of this Agreement and each other Transaction Document to be delivered by it pursuant hereto and the consummation of the transactions contemplated hereby and thereby; and (iii) are the names and signatures of its duly elected or appointed officers who are authorized to execute and deliver this Agreement and any certificate, document or other instrument in connection herewith.

          (c) Instruments of Transfer. Seller shall have delivered to Purchaser a bill of sale and assignment ("Bill of Sale") substantially in the form annexed as Exhibit E hereto, a Lease Assignment (if applicable) and any other documents of transfer which Purchaser reasonably shall request in order to evidence and effectuate the sale and assignment to Purchaser of the Assets, the Real Property Leases, the Assumed Contracts and the consummation of all other transactions contemplated by this Agreement and the other Transaction Documents.

          (d) Consents. Seller shall have obtained, and delivered to Purchaser, copies of the Required Consents applicable to it in form and substance satisfactory to Purchaser.

          (e) Opinion of Counsel. Purchaser shall have received an opinion or opinions of counsel for Seller, as of the Closing Date, substantially in the form attached hereto as Exhibit F.

          (f) No Material Adverse Change. There shall have been no material adverse change, nor any events which could have a material adverse change, in the business, operations, prospects or financial or other condition of any Restaurant or in the respective Assets or Real Properties from the date hereof to the Closing Date (the "Interim Period") nor shall have there been, for all Restaurants in the aggregate, a decrease of five percent or more in Gross Sales or Gross Profit during the Interim Period, as compared with the same period during the prior calendar year. For purposes hereof, "Gross Profit" shall mean total Gross Sales reduced by the sum of food, and other goods. At Closing, Purchaser shall have received a certificate dated the Closing Date in form satisfactory to Purchaser signed by the Chief Executive Officer of Seller, and attested to by the Secretary of Seller, to the foregoing effect.

          (g) Environmental Due Diligence. Purchaser shall have completed its environmental due diligence of the Restaurants, Real Property and Assets and have received results which are satisfactory to Purchaser in its sole
      discretion.

          (h) Other Documents.  Seller shall have delivered to Purchaser:

                (i) the Assignments of its Real Property Leases, each Assumed Contract and the Lease Assignment Consents;

                (ii) the Easement Assignments;

                (iii) a fully executed original counterpart of the Real Property Leases;

                (iv) receipts for funds paid to Seller's Agent by Purchaser;

                (v) certificates dated no earlier than 30 days prior to the Closing Date, from appropriate authorities in the State of its jurisdiction of incorporation, as to the good standing of Seller;
and
                (vi) all other documents, instruments and agreements required to be delivered by Seller to Purchaser pursuant to this Agreement and the other Transaction Documents.

          (i) Senior Lender's Consent. Purchaser shall have received, if necessary, the written consent of its senior lender, Heller Financial, Inc., to the transactions contemplated hereby.


                           ARTICLE VI

                      DAMAGE OR DESTRUCTION


     SECTION 6.1 Damage to or Destruction of One Restaurant. If prior to the Closing Date, one of the Restaurants (hereafter referred to as a "Damaged Restaurant") incurs substantial damage or is destroyed by fire or other casualty (whether or not such destruction is covered by insurance) Purchaser shall have the option, to be exercised within 30 days of the date of such fire or casualty, to: (i) require Seller to promptly repair, rebuild and/or replace such Damaged Restaurant at Seller's sole cost and expense; or (ii) elect to have the Damaged Restaurant and the Real Property upon which such Restaurant is located, and all other Assets relating to such Restaurant, withdrawn from this transaction, whereupon the purchase price for the Assets shall be reduced by an amount equal to the Damage Credit. In the event Purchaser and Seller's Agent are unable to agree upon the Damage Credit, such dispute shall be submitted to arbitration under the rules of the American Arbitration Association in New York, New York. In the event Purchaser elects to require Seller to rebuild and/or replace such Restaurant, the Closing shall occur pursuant to this Agreement except a portion of the purchase price equal to the Damage Credit shall be held in escrow by the attorneys for Purchaser pending completion of the repair and/or restoration of the Damaged Restaurant. In the event such restoration or repair is not completed within 90 days after the date Purchaser has elected to have Seller proceed with the repair and/or restoration, Purchaser shall have an additional option to withdraw the Damaged Restaurant from this transaction, exercisable within 30 days from date Purchaser's additional option shall arise, whereupon
      the Damage Credit shall immediately be paid to Purchaser.

     SECTION 6.2 Damage to or Destruction of Two or More Restaurants. In the event two or more Restaurants are destroyed or incur substantial damage prior to the Closing, Purchaser shall have the option to terminate this Agreement, which option shall be exercisable within 30 days from the date the option to terminate shall arise. In the event Purchaser shall not elect to terminate this Agreement, the provisions of Section 6.1 above shall apply to each Restaurant so affected.

     SECTION 6.3 Notification of Damage or Destruction. Seller's Agent shall immediately notify Purchaser of any destruction or damage to any of the Real Properties or Assets.


                           ARTICLE VII

                         INDEMNIFICATION

     SECTION 7.1 Survival of Representations. All representations, warranties, covenants and other agreements made by each party hereto in this Agreement shall survive the Closing.

     SECTION 7.2 Agreement to Indemnify.  Subject to the conditions of this
Article VII:

          (a) Purchaser hereby agrees to indemnify, defend and hold harmless Seller and Seller's Agent from and against all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs and expenses, including, without limitation, interest, penalties and reasonable attorney's fees, costs and disbursements and expenses (collectively, "Damages"), asserted against, resulting to, imposed upon or incurred by Seller directly or indirectly, arising out of or resulting from (i) a breach of any representation, warranty, covenant or agreement of Purchaser contained in or made pursuant to this Agreement (including but not limited to enforcement of this Article VII), the other Transaction Documents or the transactions contemplated hereby or thereby or any facts or circumstances constituting such a breach; and (ii) any indebtedness, obligation or liability assumed by Purchaser pursuant to Section 1.4(b) hereof and (iii) the operation, use or ownership of the Restaurants, Assets, Real Property Leases, Real Properties, the Easements and Assumed Contracts, during, or which have otherwise accrued from or otherwise relate to, the period of time after the Closing Date; and

          (b) Seller hereby agrees to indemnify, defend and hold harmless Purchaser and its officers, directors and shareholders from and against all Damages asserted against or incurred by Purchaser or such officers, directors and shareholders, directly or indirectly, arising out of or resulting from: (i) a breach of any representation, warranty, covenant or agreement of Seller contained in or made pursuant to this Agreement (including but not limited to enforcement of this Article VII, the other Transaction Documents or any facts or circumstances constituting such a breach; (ii) any indebtedness, obligations or liabilities of Seller including, but not limited to, any liability or obligation set forth in Section 1.4(a), and the tax liabilities set forth in
Section 2.17 other than those expressly assumed by Purchaser hereunder, (iii)
      a breach of or otherwise arising under any Environmental Law (whether now
or
hereafter in effect), to the extent the same arises out of any condition or state of facts or otherwise relates to the period of time commencing on the date of possession by the applicable Seller of the Real Property in question and ending on the Closing Date; (iv) the operation, use or ownership of the Restaurants, Assets, Real Properties, Real Property Leases, the Easements and Assumed Contracts during, or which have otherwise accrued from or otherwise relate to the period of time prior to the Closing Date; (v) Seller's failure to pay and discharge all claims of creditors which may be asserted against Purchaser by reason of Purchaser's waiver of compliance by Seller of the Bulk Sales Laws; and (vi) any claims made with respect to any Plan.

     SECTION 7.3 Conditions of Indemnification. The obligations and liabilities of an indemnifying party under Section 7.2 with respect to Damages for which it must indemnify another party hereunder (collectively, the "Indemnifiable Claims") shall be subject to the following terms and conditions:

          (a) The indemnified party shall give the indemnifying party notice of any such Indemnifiable Claim which notice shall set forth in reasonable detail the basis for and amount of the Indemnifiable Claim, and the circumstances giving rise thereto. If the Indemnifiable Claim is a third-party claim, the notice must contain a copy of any papers served on the indemnified party.

          (b) If the Indemnifiable Claim is not a third-party claim, unless within 30 days of receipt by the indemnifying party of notice of the Indemnifiable Claim the indemnifying party sends written notice to the indemnified party disputing the facts giving rise to the Indemnifiable Claim or the amount of Damages stated in the notice, the Damages stated in the notice shall become due and payable upon the expiration of such 30 day period. If, however, the indemnifying party disputes the facts, giving rise to the Indemnifiable Claim or the amount of Damages stated in the notice within such 30 day period and the dispute cannot be resolved within the following 90 days, the dispute shall be submitted to arbitration under the rules of the American Arbitration Association in New York, New York.

          (c) If the Indemnifiable Claim is a third-party claim, the indemnifying party may undertake the defense thereof at its own expense by representatives of its own choosing reasonably satisfactory to the indemnified party and will consult with the indemnified party concerning such defense during the course thereof. If the indemnifying party, within 30 days after receipt of notice of any Indemnifiable Claim (or such shorter period as is necessary to prevent prejudice to the indemnified party, if such 30 day period would prejudice the rights of the indemnified party), fails to defend, the indemnified party will (upon further notice to the indemnifying party) have the right to undertake the defense, compromise or settlement of such Indemnifiable Claim on behalf of and for the account and risk of and at the expense of the indemnifying party. In addition, if there is a reasonable probability that a third-party Indemnifiable Claim may materially and adversely affect an indemnified party, the indemnified party shall have the right, at its own cost and expense, to defend, compromise or settle such Indemnifiable Claim.

          (d) Anything in this Section 7.3 to the contrary notwithstanding, neither the indemnifying party nor the indemnified party, as the case may be, may settle or compromise any Indemnifiable Claim or consent to entry of any judgment in respect thereof, without the written consent of the other, which consent may not be unreasonably withheld or delayed.
     SECTION 7.4 Remedies Cumulative. The remedies provided in this Article VII shall be cumulative and shall not preclude the assertion by any party hereto of any other rights or the seeking of any other remedies against the other parties hereto. Either party may, among its other remedies, offset the amount of any Indemnifiable Claim which becomes due and payable to it or to its shareholders, officers or directors, against any payments to be made or consideration to be paid to the other pursuant to this Agreement or any of the other Transaction Documents including, but not limited to, the Leases.

                          ARTICLE VIII

                     COVENANT NOT TO COMPETE

     SECTION 8.1 Covenant Not to Compete. (a) Seller and Seller's Agent hereby jointly and severally covenant and agree that it or he will not, directly or indirectly, for its or his own account or as an employee, officer, director, partner, joint venturer, shareholder, investor, consultant or otherwise:

                (i) for a period of three years from the Closing Date own, operate, manage, develop, or otherwise engage in any "fast service" restaurant business or operation, in Durham County, or Wake County, North Carolina (the "Restricted Area");

                (ii) for a period of three years from the Closing Date, with respect to Restaurants 755 and 2983 (the"Subject Restaurants"), do any thing or allow parties within his or its control to do anything which materially diminishes the value of the Subject Restaurants; or

                (iii) for a period of one year following the Closing Date, employ or solicit the employment or engagement by others of any executive or management level employees of the Restaurants who are employed by or in any of the Restaurants on the Closing Date.

          (b) The provisions of Section 8.1(a) shall not preclude Seller, Seller's Agent or any Affiliate of Seller or from owning and operating any Burger King restaurant which is owned or operated by Seller, Seller's Agent or any Affiliate of Seller as of the date of this Agreement.

     SECTION 8.2 Geographic Area Reasonable; Reduction of Geographical Area and Time Restriction. Seller and Seller's Agent acknowledge that the restricted period of time and geographical area specified in Section 8.1 hereof are reasonable. Notwithstanding anything herein to the contrary, if the period of time or the geographical area specified under Section 8.1 hereof should be determined to be unreasonable in any judicial proceeding, then the period of time and territory of the restriction shall be reduced so that this Agreement may be enforced in such area and during such period of time as shall be determined to be reasonable.

     SECTION 8.3 Effect of Breach. The parties acknowledge that any breach of this Section 8 will cause Purchaser irreparable harm for which there is no adequate remedy at law, and as a result, Purchaser shall be entitled to the issuance by an arbitrator or court of competent jurisdiction of an injunction, restraining order or other equitable relief in favor of itself restraining Seller or Seller's Agent, as the case may be, from committing or continuing any such violation. Any right to obtain an injunction, restraining order or other equitable relief hereunder shall not be deemed a waiver of any right to assert any other remedy Purchaser may have at law or in equity.





                                 ARTICLE IX

                           TERMINATION

     SECTION 9.1 Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the
Closing:

          (a) By mutual written consent of Seller's Agent and Purchaser;

          (b) By Seller's Agent on behalf of Seller, if (i) there has been a material misrepresentation or breach of warranty on the part of Purchaser in the representations and warranties contained herein and such material misrepresentation or breach of warranty, if curable, is not cured within 15 days of written notice thereof from Seller's Agent; (ii) Purchaser has committed a material breach of any covenant imposed upon it hereunder and fails to cure such breach within 15 days of written notice thereof from Seller's Agent; or (iii) any condition to Seller's obligations hereunder becomes incapable of fulfillment through no fault of such parties and is not waived by such parties;

          (c) By Purchaser, if (i) there has been a material misrepresentation or breach of warranty on the part of Seller in the representations and warranties contained herein and such material misrepresentation or breach of warranty, if curable, is not cured within 15 days of written notice thereof from Purchaser; (ii) Seller has committed a material breach of any covenant imposed upon it hereunder and fails to cure such breach within 15 days of written notice thereof, from Purchaser; or (iii) any condition to Purchaser's obligations hereunder becomes incapable of fulfillment through no fault of Purchaser and is not waived by Purchaser;

          (d) By Purchaser in the circumstances provided in Section 4.10(d) or 6.2;

          (e) By Seller's Agent on behalf of Seller, if the Closing shall not have occurred on or before the Outside Date; provided that Seller's Agent shall not be entitled to terminate this Agreement pursuant to this clause if the failure of Seller or Seller's Agent to fulfill any of its obligations under this Agreement shall have been the reason that the Closing shall not have occurred on or before said date;

          (f) By Purchaser, if the Closing shall not have occurred on or before the Outside Date; provided that Purchaser shall not be entitled to terminate this Agreement pursuant to this clause if the failure of Purchaser to fulfill any of its obligations under this Agreement shall have been the reason that the Closing shall not have occurred on or before said date; and

          (g) By Seller's Agent on behalf of Seller, or by Purchaser, if there shall be any law or regulation that makes consummation of the transactions contemplated hereby illegal or otherwise prohibited or if any judgment, injunction, order or decree enjoining Purchaser, or Seller, from consummating the transactions contemplated hereby is entered and such judgment, injunction, order or decree shall become final and nonappealable.


           SECTION 9.2  Effect of Termination; Right to Proceed.  In the event that
a party wishes to terminate this Agreement pursuant to Section 9.1, it shall give written notice thereof whereupon all further obligations of the parties under the Agreement shall terminate without further liability of any party hereunder except (i) to the extent that a party has made a material misrepresentation hereunder or committed a breach of the material covenants and agreements imposed upon it, hereunder; (ii) to the extent that any condition to a party's obligations hereunder became incapable of fulfillment because of the breach by a party of its obligations hereunder and (iii) that the agreements contained in Sections 4.6, 10.3 and 10.4 and Article VII shall survive the termination hereof. In the event that a condition precedent to its obligation is not met, nothing contained herein shall be deemed to require any party to terminate this Agreement, rather than to waive such condition precedent and proceed with the transactions contemplated hereby. Notwithstanding anything to the contrary contained herein, no party shall have any obligation to the other hereunder arising out of the occurrence of an event or circumstance not within the control of such party which event or circumstance resulted in a representation or warranty of such party ceasing to be true.


                            ARTICLE X

                          MISCELLANEOUS

     SECTION 10.1 Further Assurances. Each of the parties hereto shall without further consideration execute and deliver to any other party hereto such other instruments of transfer and take such other action as any party may reasonably request to carry out the transactions contemplated by this Agreement and the other Transaction Documents.

     SECTION 10.2 Waiver and Amendment. No provisions of this Agreement may be amended, supplemented or waived at any time except by a written instrument executed by the parties hereto, or in the case of a waiver, by the waiving party. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall any such waiver constitute a continuing waiver unless otherwise expressly provided.

     SECTION 10.3 Remedies. In the event of a default under this Agreement or the Transaction Documents, the aggrieved party may proceed to protect and enforce its rights by a suit for damages, suit in equity action at law or other appropriate proceeding, whether for specific performance, or for an injunction against a violation of any terms hereof or thereof or in aid of the exercise of any right, power or remedy granted thereby or by law, equity, statute or otherwise. The foregoing shall include, but shall not be limited to, allowance for recovery by the aggrieved party of all of its fees and expenses and disbursements incurred by it in connection with the transactions contemplated hereby and in the Transaction Documents, including, without limitation, the reasonable fees and expenses of its counsel, accountants, agents and representatives employed by it. No course of dealing and no delay on the part of any party in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such party's rights, powers or remedies. No right, power or remedy conferred hereby shall be exclusive of any other right,
      power or remedy referred to herein or now or hereafter available at law, in equity, by statute, or otherwise.

     SECTION 10.4 Expenses. Except as expressly otherwise provided for in this Agreement, all expenses incurred by or on behalf of the parties hereto in connection with the authorization, preparation and consummation of this Agreement and the other Transaction Documents, including without limitation all fees and expenses of agents, representatives, counsel and accountants employed by the parties hereto in connection with the authorization, preparation, execution and consummation of this Agreement, shall be borne solely by the party who shall have incurred the same.

     SECTION 10.5 Entire Agreement. This Agreement and the other Transaction Documents and the Exhibits and Schedules referred to herein and therein contain the entire agreement among the parties with respect to the subject matter hereof and supersede all prior arrangements or understandings with respect thereto.

     SECTION 10.6 Definitions.  (a) For the purposes of this Agreement:

                (i) "Affiliate" shall mean, with respect to any Person, any other Person that has a relationship with the designated Person whereby either of such Persons directly or indirectly controls or is controlled by or is under common control with the other of such Persons.

                (ii) "Contract" shall mean any contract, agreement, purchase order, sales order, guaranty, option, mortgage, promissory note, assignment, lease, franchise, commitment, understanding or other binding arrangement, whether written, oral, express or implied.

                (iii) The term "Control", with respect to any Person, shall mean the power to direct the management and policies of such Person, directly or indirectly, by or through stock ownership, agency or otherwise, or pursuant to or in connection with a Contract with one or more other Persons by or through stock ownership, agency or otherwise; and the terms "controlling" and "controlled" shall have meanings correlative to the foregoing.

                (iv) The term "Governing Instruments" shall mean, with respect to any Person, the certificate of incorporation, articles of incorporation, bylaws, code of regulations or other organizational or governing documents howsoever denominated of such Person.

                (v) "Person" shall mean an individual, partnership, corporation, joint venture, unincorporated organization, cooperative, or a governmental entity or agency thereof.

          (b) The following terms have been defined in the following sections of this Agreement:


Defined Term             Section No.

Actions                  2.14(a)
Agreement Preamble
Assets                   1.1
      Assumed Contracts        1.5(b)
Bankruptcy Laws          2.3

Bill of Sale             5.3(c)
Bulk Sales Laws          4.8
Burger King              1.5(a)
Burger King Consents     2.5
Closing                  15(a)
Closing Date             1.5(a)
Code                     2.13(a)
Damage Credit            4.10(c)
Damaged Restaurant       6.1
Damages                  7.2(a)
Easement Assignments     13(d)
Easements                1.3(d)
Environmental Company    4.10(a)
Environmentally Damaged
   Restaurant            4.10(c)

Defined Term
                         Section No.
Environmental Laws       1.5(a)(vi)
ERISA                    2.13(a)
Financial Statements     2.6
Franchise Agreements     11(c)
Gross Profit             5.3(f)
Gross Sales              3(c)(iii) of the Lease
Indemnifiable Claim      7.3
Interim Period           5.3(f)
Inventory                1.1(d)
Laws                     2.14(b)
Lease Assignment         1.3(b)
Lease Assignment Consent 1.3(c)
Leased Assets            11(f)
Leased Real Properties   Preamble
Leasehold Improvements   1.1(b)
Licenses                 2.14(c)
Liens                    1.1
Other Contracts          2.12(a)
Outside Date             1.5(a)
Phase I's                4.10(a)
Phase II's               4.10(b)
Plan                     2.13(b)
Priced Inventory Report  1.2(a)(ii)
Purchase Price           1.2
Purchaser                Preamble
Real Properties          Preamble
Real Property Leases     Preamble
Representatives          4.1(a)
Required Consents        2.5
Required Licenses        2.14(c)
Restricted Area          8.1(a)(i)
Restaurants              Preamble
Restaurant Equipment     1.1(a)
      Seller                   Preamble
Seller's Agent           Preamble
Transaction Documents    2.1

     SECTION 10.7 Interpretation. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the Agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

     SECTION 10.8 Notices. All notices, consents, requests, instructions, approvals and other communications provided for herein shall be validly given, made or served in writing and delivered personally, sent by telecopier, Federal Express or other reputable overnight courier or sent by certified or registered mail, postage prepaid, return receipt requested, at the addresses set forth below:

                (a) if to Purchaser, to:

                    Carrols Corporation
                    968 James Street
                    Syracuse, New York 13203-6969
                    Telecopier Number:  (315) 475-9616
                    Attention:Daniel T. Accordino,
                              President; and
                              Joseph A. Zirkman, Esq.

                (b) if to Seller or Seller's Agent, to :

                    Michael Olander
                    KIN Restaurants, Inc.
                    P.O. Box 20249
                    Raleigh, NC  27619

or such other address as any party hereto may, from time to time, designate in a written notice given in a like manner (which change of address shall only be effective upon actual receipt of same by the other party). Notices shall be deemed delivered: (i) three days after the date the same is postmarked if sent by registered or certified mail; (ii) on the date the same is delivered personally; (iii) the next business day after delivery to the courier service, if sent by Federal Express or other reputable overnight courier and (iv) upon receipt by the sender of telecopier confirmation, if sent by telecopier.

     SECTION 10.9 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the heirs, executor, personal representatives, legal representatives, successors and assigns of the parties hereto, and shall not be assignable by either party without the prior written consent of the other party.

     SECTION 10.10 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of North Carolina without giving effect to North Carolina's conflict of laws rules.

     SECTION 10.11 Consent to Jurisdiction; Service of Process. (a) Except with respect to disputes wherein the parties have expressly agreed herein to submit
      such dispute to arbitration, the parties hereto irrevocably submit to the jurisdiction of the United States District Court for the Southern District of New York over any dispute arising out of or relating to this Agreement or any agreement or instrument contemplated hereby or entered into in connection herewith or any of the transactions contemplated hereby or thereby, and each party hereby irrevocably agrees that all claims in respect of such dispute or proceeding shall be heard and determined in such court.

          (b) Each of the parties hereto consents to process being served by any party to this Agreement in any suit action or proceeding of the nature specified in subsection 10.8 (a) above by mailing a copy thereof in accordance with the provisions of Section 10.8 of this Agreement or in any other manner provided by law.

     SECTION 10.12 Severability. Whenever possible, each provision in this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law. If any provision of this Agreement shall be prohibited or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     SECTION 10.13 Purchaser's Designated Affiliate. Purchaser may designate one or more of its wholly-owned subsidiaries or Affiliates to carry out all or part of the transactions contemplated hereby to be carried out by Purchaser.

     SECTION 10.14 Counterparts. This Agreement may be executed in one or more counterparts each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Purchase and Sale Agreement to be executed as of the date first written above.


                CARROLS CORPORATION



                By: _____________________

                    Name:  Joseph Zirkman
                    Title: Vice President


                KIN RESTAURANTS, INC.


                By: _____________________

                    Name:Michael Olander
                    Title:









The undersigned is signing this Agreement in his individual capacity solely to agree to the provisions of Section 4.13 hereof.



     ___________________
     Michael Olander





aqolandr.001

                  EXHIBIT A TO PURCHASE AND SALE AGREEMENT

BK No.

               ASSIGNMENT AND ASSUMPTION AGREEMENT

     AGREEMENT made this       day of                   , 1994 between KIN
RESTAURANTS, INC., a North Carolina Corporation having an office at 170 Wind Chime Court, Raleigh, North Carolina ("Assignor"), and CARROLS CORPORATION, a Delaware Corporation having an office at 968 James Street, Syracuse, New York ("Assignee").

     Pursuant to a lease dated                               ("Lease")

("Landlord") demised to [Insert Seller Corporation]  certain premises at
                . Assignor desires to transfer, sell, assign, convey and deliver to Assignee the Lease and Assignee desires to accept said transfer, sale, assignment, conveyance and delivery.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein set forth and for $10.00 and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Assignor hereby transfers, sells, assigns, conveys and delivers to Assignee all of Assignor's right, title and interest in and to the Lease and any and all options to renew or extend the same. Assignee hereby accepts the foregoing transfer, sale, assignment, conveyance and delivery and assumes and agrees to pay and perform all liabilities and obligations under the Lease arising from and after this date. The assignment shall inure to the benefit of and be binding upon the heirs, successors and assigns of the Assignor and the successors and assigns of Assignee.

     This Agreement is made in connection with a Purchase and Sale Agreement
dated                 , 1994 between Assignor as Seller, and Assignee, as
Purchaser, the terms, conditions, representations and warranties of which are incorporated herein by reference and made part hereof.

     This Agreement is subject to receipt of Landlord's consent to the assignment of the Lease.

     Assignor represents, covenants and warrants that this assignment is not and shall not constitute a breach or default under the terms of the Lease.

ATTEST:                       CARROLS CORPORATION

                              BY:______________________





ATTEST:                       KIN RESTAURANTS, INC.

                              BY:______________________

STATE OF NEW YORK   )
COUNTY OF ONONDAGA  )  SS:

     On this      day of               , 1994 before me personally came Joseph
A. Zirkman, to me personally known, who, being by me duly sworn, did depose and say that he resides at 8129 Solomon Seal Lane, Manlius, New York 13104; that he is a Vice President of Carrols Corporation, the corporation described in and which executed the Assignment; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; and that he signed his name thereto by like order.


                              _______________________
                              Notary Public


STATE OF            )
COUNTY OF           )  SS:

     On this      day of               , 1994 before me personally came
                  to me personally known, who, being by me duly sworn, did
depose and say that he resides at                 ;  that he is the
            of                                   , the corporation described in
and which executed the Assignment; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; and that he signed his name thereto by like order.



                              _______________________
                              Notary Public

                  EXHIBIT B TO PURCHASE AND SALE AGREEMENT

BK No.


                CONSENT AND ESTOPPEL CERTIFICATE


                                                      , 1994
Carrols Corporation
968 James Street
Syracuse, New York  13203

Re:                                                   ("Premises")  Lease dated
                , amended               ("Lease") now between [Insert Seller
corporation] ("Lessee") and                                     ("Lessor")

Gentlemen:

     It is our understanding that the Lessee has agreed to assign the referenced lease (the "Lease") to Carrols Corporation ("Carrols") and as a condition precedent thereto is required to provide you with this Certificate from the undersigned.

     In respect to the Lease, the undersigned certifies and acknowledges as follows:

     1. The undersigned now owns the Premises and is the Lessor under the Lease. Lessee is now the Lessee under the Lease.

     2.   The Lease commenced on                    ,       and its term is due
to expire on                       ,     .  [The Lease allows Lessee to renew
same for an additional term of              years].  The present minimum rent
paid to Lessor under the Lease is $            .  The Lease is the entire
agreement between the parties as to the Premises.

     3. As of this date, the Lease is in full force and effect in accordance with its terms and has not been modified, amended or supplemented in any way except as set forth in this letter. To the best of Lessor's knowledge, Lessee is not in default under the Lease, and no act has occurred which with the passing of time, or the giving of notice, or both will constitute a default under the Lease.

     4. Lessee is given permission to assign the Lease to Carrols provided Lessee remains liable for any breach of the Lease which occurs after the assignment is made.

     5. Carrols is given permission to grant a security interest in its interest under the Lease by way of a leasehold mortgage and/or a collateral assignment to a financial institution ("Secured Party") to whom Carrols' Burger King Franchise Agreement will also be collectively assigned. In the event Secured Party exercises its remedies against Carrols' interest under the Lease, Secured Party may assign the Lease to Burger King Corporation or to an approved Burger King franchisee.

           6.   Landlord will give Secured Party notice of any default by
Carrols
under the Lease simultaneously with the giving of such notice to Carrols provided Landlord is provided written notice of the name and address of the Secured Party. Secured Party, if it so elects, may cure any default of Carrols within the time permitted in the Lease or, if no cure period is provided in the Lease, 10 days after its receipt of such notice.

     7. The undersigned will not accept any surrender, cancellation or modification of the Lease without first giving 10 days' written notice thereof to Secured Party.

     8. Landlord agrees that the personal property and trade fixtures of Carrols (including inventory and equipment) located at the Premises (collectively "Collateral") will not be deemed "fixtures" and will remain the personal property of Carrols subject to Secured Party's security interest. Landlord will not assert any statutory or possessory liens or rights of distraint against the Collateral or take any other action with respect thereto and agrees that all of its rights thereto are subordinate to the rights, claims and security interests therein in favor of the Secured Party to the full extent that the same secures or hereafter may secure any and all obligations or indebtedness of every kind, now existing or hereafter arising, of Carrols to Secured Party.

     9. Secured Party and its agents and representatives, upon reasonable prior notice, but without the consent of Landlord, may enter the Premises and remove and take possession of the Collateral at any time in accordance with the security agreements.

     10. The provisions hereof shall be irrevocable and remain in full force and effect until Carrols has fully paid and performed all of its obligations to Secured Party under all agreements, instruments and documents evidencing such obligations, and under all security agreements, present and future, and any extensions, modifications and renewals thereof at any time made, and until all obligations, if any, of Secured Party to extend loans or financial accommodations to Carrols shall have terminated.

     11. This Consent and Estoppel Certificate shall be binding upon and inure to the benefit of the parties herein named and their respective assigns and successors in interest.

                         Very truly yours,

                         by:____________________________

                            Title:

                EXHIBIT C TO THE PURCHASE AND SALE AGREEMENT

BK#

                       CARROLS CORPORATION

                      Assumption Agreement



          THIS ASSUMPTION AGREEMENT, made this ____ day of                   ,
1994, by and among KIN RESTAURANTS, INC., a North Carolina corporation ("Seller"), and CARROLS CORPORATION, a Delaware corporation ("Purchaser"):


                      W I T N E S S E T H:


          WHEREAS, this Assumption Agreement is being executed and delivered
pursuant to that certain Purchase and Sale Agreement, dated as of           (the
"Purchase Agreement"), among Purchaser, Seller, and Michael Olander,as agent for Seller (terms used herein without definition shall have the respective meanings set forth in the Purchase Agreement);


          WHEREAS, subject to the provisions of the Purchase Agreement, Seller has agreed to sell, assign, transfer and convey to Purchaser all of Seller's right, title and interest in and to the Assets, subject to Purchaser's assumption of the Assumed Contracts (as hereinafter defined); and

          NOW, THEREFORE, in consideration of the execution and delivery of the Purchase Agreement and the Bill of Sale and Assignment dated the date hereof and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties agree as follows:

          1. From and after the date hereof, Purchaser hereby assumes and agrees to pay, perform, or discharge, as the case may be, and hereby agrees to indemnify and hold Seller harmless against, all of the rights, obligations and liabilities of Seller arising on or after 6:00 A.M. on the date hereof (the "Closing Date") under each of the Contracts set forth on Schedule A hereto (the "Assumed Contracts").

          2. Anything herein to the contrary notwithstanding, Seller shall remain liable for, and hereby agrees to retain and discharge, and to indemnify and hold harmless Purchaser from and against, any and all liabilities of Seller or its Affiliates not being expressly assumed by Purchaser hereunder or under
Section 1.5 of the Purchase Agreement, including, without limitation, any liability of Seller or any Affiliate of Seller (i) arising from, or out of, the ownership or operations or use of, or incurred in connection with, any of its respective Affiliates in connection with, the Restaurants, Assets, Real Property, Real Property Lease or the Assumed Contracts on or prior to, or relating to any time period prior to the Closing Date; (ii) arising from or by reason of the transactions contemplated by the Purchase Agreement, including, but not limited to Federal, state or local income taxes, transfer taxes,
      and other taxes, if any, arising from or by reason of the receipt of the consideration for the Assets; (iii) with respect to any wages, vacation, severance or sick pay or any rights under any stock option, bonus or other incentive arrangement that have accrued as of the Closing Date; (iv) with respect to any employment, consulting or similar arrangement to which Seller is a party or for which Seller is responsible; (v) with respect to any "employee benefit plan" as defined in Section 3(3) of Employee Retirement Income Security Act of 1974, as amended ("ERISA") including multi-employer plans as defined in
Section 3(37) of ERISA whether arising before, on or after the Closing Date; or
(vi) under any Laws relating to public health and safety and pollution or protection of the environment, including, without limitation, those relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, or hazardous or toxic materials or wastes into ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants or hazardous or toxic materials or wastes or any materials defined or categorized by any of the above as "Hazardous Materials", "Hazardous Substances", or similar or related designations.

          3. This Assumption Agreement is delivered pursuant to, and is subject to, the Purchase Agreement.

          4. This Assumption Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective successors and assigns.

          IN WITNESS WHEREOF, the parties have duly executed this Assumption
Agreement this ____ day of                , 1994.


                                   PURCHASER:

                                   CARROLS CORPORATION




                                   By:____________________

                                      Name:
                                      Title:


ACKNOWLEDGED AND AGREED
TO BY:

SELLER:

KIN RESTAURANTS, INC.

____________________

By:
   Name:
   Title:

          EXHIBIT D TO THE PURCHASE AND SALE AGREEMENT

                 [FORM OF OPINION OF COUNSEL TO
                      CARROLS CORPORATION]




                                                            , 1994



To Seller





Ladies and Gentlemen:

          I am the general counsel for Carrols Corporation, a Delaware corporation ("Purchaser"), in connection with the transactions contemplated by
that Purchase and Sale Agreement dated as of [                 , 1994] (the
"Purchase Agreement") among Purchaser, Michael Olander (the "Seller's Agent") and KIN Restaurants, Inc. ("Seller"). Terms used and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Purchase Agreement. This opinion is being furnished to you, at the request of Purchaser, pursuant to Section 5.2(e) of the Purchase Agreement.

          In connection with rendering the opinions hereinafter set forth, I have examined the originals, or copies certified or otherwise identified to my satisfaction as being true copies, of the following:

          (a)  The Purchase Agreement;
          (b) The various assumption instruments executed by Purchaser on the date hereof; and
          (c) such certificates of public officials, corporate documents and records, and other certificates to the extent that the same were made available to me for such examination, and have made such investigation of law, as I have deemed necessary as a basis for the opinions expressed herein.

          The foregoing agreements and instruments together with each other agreement, document, certificate or instrument executed or delivered by Purchaser in connection with the consummation of the transactions contemplated by the Purchase Agreement (the "Contemplated Transactions") are referred to herein, collectively, as the "Transaction Documents".

          For purposes of the opinions expressed herein, with your permission, I have assumed, without any independent investigation or verification of any
      kind:  (i) the genuineness of all signatures, the authenticity and completeness of all documents submitted to me as originals and the conformity to original documents and completeness of all documents submitted to me as copies; (ii) that all Transaction Documents have been duly authorized, executed and delivered by the parties thereto other than Purchaser; and (iii) that the certificates of public officials dated earlier than the date of this letter remain accurate from such earlier date through and including the date of this letter.

          As to various questions of fact material to my opinion, I have relied upon the representations made in the Transaction Documents and upon inquiries and certificates of officers or representatives of Purchaser. When a statement herein is qualified by "to my knowledge" or similar language, it is intended to indicate that, during the course of my representation of Purchaser, no information that would give me actual knowledge of the inaccuracy of such statement has come to my attention.

          I am a member of the bar of the State of New York and do not purport to be an expert in, or to express any opinion concerning, any law other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the Federal law of the United States of America. No opinion is expressed as to the laws of any other jurisdiction or the effect which the laws of any other jurisdiction might have on the subject matter of the opinions expressed herein under conflict of laws principles or otherwise.

          Based upon and subject to the foregoing and the qualifications set forth below, I am of the opinion that:

          1. Purchaser is a corporation validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

          2. Purchaser has full corporate power and authority to enter into the Transaction Documents to which it is a party and to carry out the Contemplated Transactions.

          3. The execution, delivery and performance of the Transaction Documents to which Purchaser is party have been duly authorized by all requisite corporate action.

          4. Each Transaction Document to which Purchaser is a party has been duly and validly executed and delivered by it and constitutes the legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms except as may be limited by the Enforcement Exceptions (as hereinafter defined).

          5. Neither the execution, delivery or performance of any Transaction Document by Purchaser, nor the consummation of the Contemplated Transactions will, with or without the giving of notice or the passage of time or both, conflict with, result in a default or loss of rights (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of any Lien, pursuant to: (a) any provision of the certificate of incorporation or by-laws of Purchaser; (b) to my knowledge, any material note, contract,
      agreement or other instrument or obligation to which Purchaser is a party or by
which Purchaser or its properties may be bound or affected; (c) any law, ordinance, rule or regulation to which Purchaser is subject or by which its properties may be bound or affected; or (d) to my knowledge, any judgment, award or order to which Purchaser is subject or by which its properties may be bound or affected.

          6. The execution, delivery and performance of the Transaction Documents to which Purchaser is a party do not require the consent, approval or authorization of or license from: (a) any governmental authority or other regulatory body or (b) to my knowledge, any other Person, except for such consents, approvals or authorizations that have been obtained and which are in full force and effect.

          The validity and enforceability of the rights and remedies set forth in the Transaction Documents are subject to bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditors' rights and remedies generally and the application of principles of equity whether in an action at law or a proceeding in equity. In addition, I express no opinion regarding the availability of the remedy of specific performance, or of any other equitable remedy or relief to enforce any right under any agreement or document. All of the above have hereinbefore been referred to as the "Enforcement Exceptions".

          This opinion is being furnished for the sole benefit of the named addressee and its counsel, and may not be relied upon by any other Person or published, quoted or otherwise used for any other purpose without my prior written consent. This opinion is based on the law (and interpretations thereof) and facts existing as of the date hereof. I disclaim any obligation to advise you of any changes therein that may be brought to my attention after the date hereof.

                                   Very truly yours,

                  EXHIBIT E TO PURCHASE AND SALE AGREEMENT

[NAME OF SELLER]

                   Bill of Sale and Assignment



          KIN Restaurants, Inc., a North Carolina corporation ("Seller"), for and in consideration of sums duly paid by CARROLS CORPORATION, a Delaware corporation ("Purchaser"), and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, pursuant to that
certain Purchase and Sale Agreement dated as of              , 1994 (the
"Purchase Agreement") among Purchaser, Seller, and Michael Olander as agent for the Seller, DOES HEREBY sell, assign, transfer, and convey and deliver to Purchaser all of the following assets used or located in or held for use in connection with the restaurant having a Burger King franchise number of [
       ] (the "Restaurant") operated by Seller (collectively, the "Assets") free and clear of all mortgages, liens, security interests, encumbrances, equities, claims, pledges, charges, liabilities and other obligations of whatever kind and character:

                (a) Restaurant Equipment. All of the machinery, equipment, furnishings, supplies, uniforms, spare equipment parts and all other personal property (other than Inventory, as hereinafter defined) owned by Seller and used or held for use in, or in connection with, the operation of the Restaurants, including but not limited to the assets set forth in Schedule 1.1 (a) annexed hereto;

                (b) Leasehold Improvements. All fixtures and other leasehold improvements owned by Seller in the Restaurants;

                (c) Franchise Agreements. The Burger King Franchise Agreement for the Restaurant, as more fully set forth in Schedule 1.1 (c) annexed hereto;

                (d) Inventories. All of the food, related paper products and promotional items owned by Seller or otherwise used or held for use in or in connection with the business being conducted at the Restaurants;

                (e) Leased Assets. All of the right, title and interest of Seller in any item of personal property which is not owned by it but is leased by it or otherwise is used or held for use, in or in connection with the business being conducted at the Restaurants, including but not limited to, the assets set forth on Schedule 1.1 (e) annexed hereto; and

                (f) Miscellaneous Assets. All of the right, title and interest of Seller in any other asset or property owned, leased, subleased, used or held for use in, or in connection with the business being operated at the Restaurants, including, but not limited to, contract rights and other general intangibles.

          TO HAVE AND TO HOLD all of the Assets hereby sold, assigned, transferred, conveyed and delivered to Purchaser, its successors and assigns, for its and their own use and behalf forever.

          This Bill of Sale and Assignment is delivered pursuant to, and is subject to, the Purchase Agreement.

          Seller shall cooperate with Purchaser and shall take such further action and shall execute and deliver such further documents as may be requested by Purchaser, its successors and assigns, to implement the provisions and purposes of this Bill of Sale and Assignment.

          IN WITNESS WHEREOF, Seller had duly caused this Bill of Sale and
Assignment to be executed this        day of            , 1994.

                                   KIN Restaurants, Inc.


                                   By:______________________

                                      Name:   Michael Olander
                                      Title:  President

                  EXHIBIT F TO PURCHASE AND SALE AGREEMENT

                 [OPINION OF COUNSEL TO SELLER]


                     , 1994





Carrols Corporation
968 James Street
Syracuse, NY  13203

Ladies and Gentlemen:

          We have acted as counsel for Michael Olander (the "Seller's Agent") and KIN Restaurants, Inc. (the "Seller"), in connection with the transactions
contemplated by that Asset Purchase Agreement dated as of [                 ,
1994] (the "Purchase Agreement") among Seller, Seller's Agent and Carrols Corporation, a Delaware corporation (the "Buyer"). Terms used and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Purchase Agreement. This opinion is being furnished to you, at the request of Seller and Seller's Agent, pursuant to Section 5.3(e) of the Purchase Agreement.

          In connection with rendering the opinions hereinafter set forth, we have examined the originals, or copies certified or otherwise identified to our satisfaction as being true copies, of the following:

          (a)  The Purchase Agreement;

          (b) The Bill of Sale ("Bill of Sale") and other instruments of conveyance, transfer and assignment executed by Seller on the date hereof; and

          (c) such certificate of public officials, corporate documents and records, and other certificates to the extent that the same were made available to us for such examination, and have made such investigation of law, as we have deemed necessary as a basis for the opinions expressed herein.

          The foregoing agreements and instruments together with each other agreement, document, certificate or instrument executed or delivered by Seller's Agent or Seller in connection with the consummation of the transactions contemplated by the Purchase Agreement (the "Contemplated Transactions") are referred to herein, collectively, as the "Transaction Documents".

          For purposes of the opinions expressed herein, with your permission, we have assumed, without independent investigation or verification of any kind:
(i) the genuineness of all signatures, the authenticity and completeness of all documents submitted to us as originals and the conformity to original documents and completeness of all documents submitted to us as copies; (ii) that all Transaction Documents have been duly authorized, executed and delivered by Buyer; and (iii) that the certificates of public officials dated earlier than
      the date of this letter remain accurate from such earlier date through and including the date of this letter.

          As to various questions of fact material to our opinion, we have relied upon the representations made in the Transaction Documents and upon inquiries and certificates of Seller's Agent and of the officers or representatives of Seller. When a statement herein is qualified by "to our knowledge" or similar language, it is intended to indicate that, during the course of our representation of Seller and Seller's Agent, no information that would give us actual knowledge of the inaccuracy of such statement has come to our attention.

          We are members of the bar of the State of North Carolina and do not purport to be experts in, or to express any opinion concerning, any law other than the laws of the State of North Carolina and the Federal law of the United States of America. No opinion is expressed as to the laws of any other jurisdiction or the effect which the laws of any other jurisdiction might have on the subject matter of the opinions expressed herein under conflict of laws principles or otherwise. In this connection, we have assumed, with your permission, that the Transaction Documents and the Assumed Contracts were governed by the laws of the State of North Carolina.

          Based upon and subject to the foregoing and the qualifications set forth below, we are of the opinion that:

          1. Seller is a corporation validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted. Seller is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the business, properties, financial condition or the results of operations of Seller.

          2. Seller and Seller's Agent each has full corporate power and authority or capacity, as the case may be, to enter into the Transaction Documents to which it or he is a party and to carry out the Contemplated Transactions.

          3. The execution, delivery and performance of the Transaction Documents to which Seller is party have been duly authorized by all requisite corporate action.

          4. Each Transaction Document to which a Seller or Seller's Agent is a party has been duly and validly executed and delivered by it or him and constitutes the legal, valid and binding obligation of Seller and Seller's Agent, respectively, enforceable against each of them in accordance with its terms except as may be limited by the Enforcement Exceptions (as herein-after defined).

          5. Neither the execution, delivery or performance of any Transaction Document by a Seller or Seller's Agent, nor the consummation of the Contemplated
      Transactions will, with or without the giving of notice or the passage of time
or both, conflict with, result in a default or loss of rights (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of any Lien, pursuant to: (a) any provision of the Governing Instruments of Seller; (b) to our knowledge, any material note, contract, agreement or other instrument or obligation to which Seller or Seller's Agent is a party or by which Seller or Seller's Agent or their respective properties may be bound or affected; (c) any law, ordinance, rule or regulation to which Seller or Seller's Agent is a party or by which their respective properties may be bound or affected; or (d) to our knowledge, any judgment, award or order to which Seller or Seller's Agent is a party or by which their respective properties may be bound or affected.

          6. The execution, delivery and performance of the Transaction Documents to which Seller or Seller's Agent is a party do not require the consent, approval or authorization of or license from or registration or filing with: (a) any governmental authority or other regulatory body or (b) to our knowledge, any other Person, except for such consents or approvals that have been obtained and which are in full force and effect.

          7. The Bill of Sale and other instruments of conveyance, transfer and assignment executed by Seller are in form sufficient to convey to Buyer all of Seller's right, title and interest in and to the Assets. To our knowledge, the Assets will be conveyed to Buyer free and clear of all Liens.

          8. Except as disclosed in the Purchase Agreement, there is no claim, legal action, counterclaim, suit, arbitration, governmental investigation or other legal, administrative or tax proceeding, nor any order, decree or judgment in progress, pending or threatened against or relating to Seller or their respective Assets.

          9. To our knowledge, Seller is in compliance in all material respects with all applicable laws, regulations and administrative orders of the United States and the State of North Carolina, the non-compliance with which would have a materially adverse effect upon the Assets or the Contemplated Transactions.

          10. Each Assumed Contract is valid, subsisting, in full force and effect, binding upon and enforceable against the Seller and, to our knowledge, on the other parties thereto, in accordance with their respective terms and, to our knowledge, neither the Seller nor any other party to any such Assumed Contract is in default thereunder in any material respect nor, to our knowledge, does any condition exist that with notice or lapse of time or both would constitute a material default thereunder.

          11. Based solely upon a review of the stock transfer ledgers and minute books of Seller, Michael Olander is the record and, to our knowledge, beneficial owners of all of the issued and outstanding shares of capital stock of Seller.

          The validity and enforceability of the rights and remedies set forth in the Transaction Documents and the Assumed Contracts are subject to bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditors' rights and remedies
      generally and the application of principles of equity whether in an action at law or a proceeding in equity. In addition, we express no opinion regarding the availability of the remedy of specific performance, or of any other equitable remedy or relief to enforce any right under any agreement or document. All of the above have herein-before been referred to as the "Enforcement Exceptions".

          This opinion is being furnished for the sole benefit of the named addressee, its counsel and any Person providing financing to Buyer and may not be relied upon by any other Person or published, quoted or otherwise used for any other purpose without our prior written consent. This opinion is based on the law (and interpretations thereof) and facts existing as of the date hereof. We disclaim any obligation to advise you of any changes therein that may be brought to our attention after the date hereof.

                                   Very truly yours,

                           SCHEDULE A


BK Number                   Address

  399           1200 W. Club Boulevard
                Durham, NC




  755           349 Tyron Road
                Tryon Hills Shopping Ctr.
                Raleigh, NC



 2983           6500 Glenwood Road
                Raleigh, NC

                               SCHEDULE 1.1(a)


                   [To be provided by Seller]

                               SCHEDULE 1.1(e)


                              NONE

                               SCHEDULE 1.2(c)


Franchises                                   $1,210,000

Equipment                                    $  300,000

                                SCHEDULE 1.3(a)(ii)

                                                         Annual
                        Lease     Expiration    Option   Minimum     Percentage
BK Number    Landlord   Date      Date          Terms     Rent         Rent
_________    ________   _____     __________    ______   _______     __________

399          BKC        8/23/74   8/29/2014     n/a      $54,185.00   8-1/2%
                                                                      over
                                                                      $637,500.


755          Eden       10/1/78   9/30/98       4-5 yr.  $36,666.     6-1/2%
             Services,                                   *renewal     over
             Inc.                                         CPI 118%    $564,092.
                                                         inc.

2983         BKC        7/26/80   7/25/2000     n/a      $61,550      8-1/2%
                                                         YR. 11-15    over
                                                                      $724,118.
                                                         $65,853      8-1/2%
                                                         YR. 16-20    over
                                                                      $774,741.

                                  SCHEDULE 1.3(c)



     Easement for BK #2983, 6500 Glenwood Road, Raleigh, NC as more particularly set forth on the attached. [To be provided by Seller]

                                   SCHEDULE 2.5


     Consent from Burger King Corporation

     Consent from B & W Partners, Ltd. for assignment of Lease for Store #755

                                  SCHEDULE 2.6(b)


                                 NONE

                                 SCHEDULE 2.7 (a)


None, except as set forth in Successor Checklist for Restaurant No. 755 dated 10/19/93

                         (Copy Annexed Hereto)

                                  SCHEDULE 2.9(a)

                                 NONE

[To be attached based upon Title reports subject to approval of Purchaser]

                                  SCHEDULE 2.9(b)


     See copies of letters from City of Raleigh with respect to Burger King Restaurant #755 and #2983 and the Durham City-County Inspections Department with respect to Burger King Restaurant #399

                                 SCHEDULE 2.11(b)


                                 NONE

                                 SCHEDULE 2.11(c)


[To be provided by Seller after contract is executed, but prior to closing]

[Names of Managers and Assistant Managers to be attached prior to execution]

                             SCHEDULE 2.12


See Schedule of Existing Contracts attached hereto and made part hereof.
                                 SCHEDULE 2.13 (a)


                                 NONE

                                 SCHEDULE 2.13 (b)


See Group Benefit Plan of KIN Restaurants, Inc./MOR Restaurants revised August 1, 1993 and MedCost Carolina Preferred Care Directory of Hospitals and Facilities of June 1993.

                                 SCHEDULE 2.14(a)


     KIN Restaurants, Inc. Before the Property Tax Commission, Case No. 92 PTC
507. From the Valuation and Taxation by Wake County for Tax Years 1987 - 1992 with respect to Burger King Restaurant #755 and 2983.

                                 SCHEDULE 2.14(c)



#399      N.C. State Privilege License
          City of Durham City Privilege
           License
          N.C. Dept. of Agriculture
          N.C. Dept. of Environment,
           Health & Natural Resources


#755      N.C. State Privilege License
          City of Raleigh City Privilege
           License
          N.C. Dept. of Agriculture
          N.C. Dept. of Environment,
           Health & Natural Resources


#2983     N.C. State Privilege License
          City of Raleigh City Privilege
           License
          N.C. Dept. of Agriculture
          N.C. Dept. of Environment,
           Health & Natural Resources

                                   SCHEDULE 2.15


See January 1994 Environmental Site Assessment for Burger King Restaurant located at 1200 West Club Boulevard, Durham, North Carolina prepared by Senior Environmental Consultants, Inc.

See January 1994 Environmental Site Assessment for Burger King Restaurant located at 6500 Glenwood Avenue, Raleigh, North Carolina prepared by Senior Environmental Consultants, Inc.

See January 1994 Environmental Site Assessment for Burger King Restaurant located at 349 Tyron Road, Raleigh, North Carolina prepared by Senior Environmental Consultants, Inc.